Exhibit 4.4
James Hardie Industries NV
Long Term Incentive Plan
Dated 1 August 2006 as amended on 22 August 2008
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

Long Term Incentive Plan
Contents

General terms		3

1	Introduction	3

1.1	Purpose	3
1.2	Commencement	3
1.3	Rules are binding	3
1.4	Plan not to limit other arrangements	3

2	Invitation, application and acceptance	3

2.1	Eligibility	3
2.2	Invitation may be made	3
2.3	Form of Application	3
2.4	Participant agrees to be bound	3
2.5	Acceptance of Application	5
2.6	When Company must receive the Application	5
2.7	Who may apply	5
2.8	When applications will not be accepted	5
2.9	Board’s discretion	5
2.10	Cessation of membership	6

3	Administration of Plan	6

3.1	Trustee and Board to administer Plan	6
3.2	Board powers and discretions	6
3.3	Delegation of Board powers and discretions	6
3.4	Documents	6
3.5	Board decision: final and conclusive	7
3.6	Suspension of Plan	7
3.7	Manner of exercise of Remuneration Committee authority	7
3.8	Consultants	7

4	Restrictions on the Plan	8

4.1	Compliance with Applicable Regulations	8
4.2	Restriction on the size of the Plan	8
4.3	Incentive Stock Option Limits	8
4.4	Application of Limitation to Grants of Award	9
4.5	Per-Person Award Limitations	9

5	Amendment of the Plan	9

5.1	Board may amend	9
5.2	No reduction of existing rights	9
5.3	Retrospective amendment possible	10
5.4	Shareholder Approval of Certain Amendments	10

6	Termination of the Plan	10

7	Miscellaneous provisions	11

7.1	Rights of Participants	11
7.2	Instructions by Participants	11

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7.3	Notices	11
7.4	Governing law	12
7.5	Payments net of tax	12
7.6	Taxes on transfers to Participants	12
7.7	Rounding	12
7.8	Plan Effective Date and shareholder approval	12

8	Definitions and interpretation	13

8.1	Definitions	13
8.2	Interpretation	20
8.3	Heading	22

Schedule 1 - Options		23

Schedule 2 - Performance Rights		33

Schedule 3 - Performance Shares		43

Schedule 4 - Award		66

Schedule 5 - RSUs		73

Schedule 6 - Provisions applicable only to U.S. Executives		81

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Long Term Incentive Plan
General terms
1	Introduction

1.1	Purpose

The Plan provides eligible Executives with an opportunity to acquire an ownership interest or exposure to an ownership interest in the Company.

1.2	Commencement

The Plan commences on the date that the Company determines.

1.3	Rules are binding

The Company, the Trustee, each Participating Company and each Participant are bound by these rules.

1.4	Plan not to limit other arrangements

This Plan is not the sole means by which the Group intends to provide incentives to Participants or other employees of the Group, and nothing in this Plan is intended to restrict the Group from remunerating or otherwise rewarding Participants or other employees outside the Plan.

2	Invitation, application and acceptance

2.1	Eligibility

The Board may determine the Executives who are eligible to participate in the Plan from time to time.

2.2	Invitation may be made

From time to time the Company may make an Invitation to participate in the Plan to an Executive who is eligible to participate in the Plan in accordance with rule 2.1.

2.3	Form of Application

The Invitation to an Executive must be accompanied by an Application Form.

2.4	Participant agrees to be bound

Each Participant is, by submitting a completed Application Form, deemed to have agreed to be bound by:
(a)	the terms of the Invitation and Application Form;

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(b)	the provisions of these rules, as amended from time to time, except the provisions of the schedules apply in accordance with paragraph (d) below;

(c)	the Articles of Association , as amended from time to time; and

(d)	the provisions of:
(i)	schedule 1, to the extent the Participant makes an Application for Options;

(ii)	schedule 2, to the extent the Participant makes an Application for Performance Rights;

(iii)	schedule 3, to the extent the Participant makes an Application for Performance Shares and the Participant is not a U.S. Executive at the time of the grant;

(iv)	schedule 4, to the extent the Participant makes an Application for Awards;

(v)	schedule 5, to the extent the Participant makes an Application for RSUs; and

(vi)	schedule 6, to the extent that the Participant is a U.S. Executive at the time of grant;
(e)	for Performance Shares issued in accordance with schedule 3, the provisions of the Trust Deed.
2.4A	Trust to be constituted

The Company must not make an Invitation to participate in the Plan for Performance Shares on the terms set out in schedule 3, unless a Trust has been constituted.

2.4B	Company may provide

The Company may provide:
(i)	Options on the terms set out in schedule 1;

(ii)	Performance Rights on the terms set out in schedule 2;

(iii)	Performance Shares to any Participant who is not a U.S. Executive at the time of the grant, on the terms set out in schedule 3 and subject to the terms of the Trust Deed;

(iv)	Awards on the terms set out in schedule 4;

(v)	RSUs on the terms set out in schedule 5;

(vi)	Options, Performance Rights, Awards or RSUs to a U.S. Executive on the terms set out in schedule 6 (including, to the extent that there is no inconsistency, any terms set out in

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schedules 1, 2,4 and 5 respectively which are incorporated into schedule 6); and

(vii)	Performance Shares to a U.S. Executive on the terms set out in schedule 6 (including, to the extent that there is no inconsistency, any terms set out in schedule 3 which do not relate to the terms of the Trust and which are incorporated into schedule 6).
2.5	Acceptance of Application

The Application must be in the form included with the Invitation, and may not be made on the basis that it is subject to any terms and conditions other than those specified in the Invitation. The method of acceptance of an Application must be set out in the Application Form, including:
(a)	the name or title of the person to whom the Application must be sent; and

(b)	the date and time by which the Application must be received by or on behalf of the Company.
2.6	When Company must receive the Application

For an Application to be effective, it must be received by or on behalf of the Company by the time and date specified in the Invitation, unless otherwise determined by the Board.

2.7	Who may apply

On receipt of an Invitation, the Executive may apply for the Options, Performance Rights, Performance Shares, Awards or RSUs (as the case may be) described in that Invitation by sending to the person designated by the Company an Application duly completed and signed in accordance with rule 2.6.

2.8	When applications will not be accepted

An Application under rule 2.7 will not be accepted if, at the date the Application would otherwise be accepted:
(a)	he or she is not an Executive;

(b)	he or she has given their Employer notice of his or her resignation as an Executive; or

(c)	he or she has been given notice of termination of employment as an Executive or if, in the opinion of the Board, he or she has tendered his or her resignation to avoid such dismissal.
2.9	Board’s discretion

The Board may determine that an Application under this rule 2 by an Executive who would otherwise be eligible to participate under these rules will not be accepted.

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2.10	Cessation of membership

A person ceases to be a Participant when all other property or moneys to which the Participant is entitled under the Plan have been transferred or paid in accordance with these rules.

3	Administration of Plan

3.1	Trustee and Board to administer Plan
(a)	The Plan is to be administered by the Board and to the extent specified under schedule 3, the Trustee, in accordance with these rules. The Board may make further provisions for the operation of the Plan which are consistent with these rules.

(b)	Notwithstanding (a), the Remuneration Committee shall administer the Plan and any Invitations with respect to grants of Options, Performance Rights, Performance Shares, Awards and/or RSUs made to Covered Employees. Furthermore, in respect of such grants of Options, Performance Rights, Performance Shares, Awards and/or RSUs made to Covered Employees, any references in these rules (or in any Invitation issued under these rules) to the Board, except for those provided in rules 3.3 and 3.6, shall be replaced with Remuneration Committee in each such place that it occurs.
3.2	Board powers and discretions

Any power or discretion which is conferred on the Board by these rules must be exercised by the Board in the interests or for the benefit of the Company, and the Board is not, in exercising any power or discretion, under any fiduciary or other obligation to any other person.

3.3	Delegation of Board powers and discretions

Any power or discretion which is conferred on the Board by these rules including the power to invite Executives to participate in the Plan and to determine the terms and conditions of a Participant’s Option, Performance Right, Performance Share, Award or RSU may be delegated by the Board to:
(a)	a committee consisting of such directors, other officers or employees of the Company, or any combination of such persons as the Board thinks fit;

(b)	a related body corporate of the Company; or

(c)	a third party,
for such periods and on such conditions as the Board thinks fit.

3.4	Documents

The Company may from time to time require a person invited to participate in the Plan or a Participant to complete and return such other documents as may be required by law to be completed by that person or Participant, or such

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other documents which the Company considers should, for legal, taxation or administrative reasons, be completed by that person or Participant.

3.5	Board decision: final and conclusive

The decision of the Board as to the interpretation, effect or application of these rules and all calculations and determination made by the Board under these rules are final, conclusive and binding in the absence of manifest error.

3.6	Suspension of Plan

The Board may from time to time suspend the operation of the Plan and may at any time cancel the Plan. The suspension or cancellation of the Plan must not prejudice the existing rights (if any) of Participants.

3.7	Manner of exercise of Remuneration Committee authority
(a)	The Remuneration Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the U.S. Exchange Act with respect to the Company to the extent necessary in order that transactions by that Participant shall be exempt under Rule 16b-3 under the U.S. Exchange Act.

(b)	Any action of the Remuneration Committee shall be final, conclusive and binding on all persons, including the Company, its Executives, their beneficiaries or other persons claiming rights from or through an Executive, and shareholders.

(c)	The express grant of any specific power to the Remuneration Committee, and the taking of any action by the Remuneration Committee, shall not be construed as limiting any power or authority of the Remuneration Committee.

(d)	The Remuneration Committee may delegate to officers or managers of the Company, or any committees thereof, the authority (subject to such terms as the Remuneration Committee shall determine), to perform such functions, including administrative functions, as the Remuneration Committee may determine, to the extent that such delegation will not:
(i)	result in the loss of an exemption under Rule 16b-3(d)(1) for Options, Performance Rights, Performance Shares, Awards or RSUs granted to Participants subject to Section 16 of the U.S. Exchange Act in respect of the Company; or

(ii)	cause Options, Performance Rights, Performance Shares, Awards or RSUs which are intended to qualify as “performance-based compensation” under U.S. Revenue Code Section 162(m) to fail to so qualify.
3.8	Consultants

If:

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(a)	a Participant’s employment agreement provides that the Participant will commence as a consultant to a Group Company on ceasing employment with the Company; and

(b)	on ceasing employment with the Company, the Participant commences as a consultant to a Group Company in accordance with that agreement, then
(c)	the Participant is deemed to continue as an employee of the Company for the purposes of these rules; and

(d)	the Participant will cease to be an employee for the purposes of these rules when the Participant ceases to be a consultant to that Group Company.
4	Restrictions on the Plan

4.1	Compliance with Applicable Regulations

Despite any other provision of these rules or any term or condition of the participation of any Participant in the Plan, no Share may be acquired by the Trustee or transferred to a Participant or other person, no Performance Right, Option or RSU may be granted or exercised, no Award may be granted and no Payout may be made if to do so would contravene any Applicable Regulations.

4.2	Restriction on the size of the Plan

The Board must not issue an Invitation to apply for Options, issue Shares on the exercise of Performance Rights, cause the Trustee of the Performance Share Plan to subscribe for Shares, or grant RSUs if the number of Shares the subject of the Invitation to apply for Options, the exercise of the Performance Rights, the subscription for shares by the Trustee of the Performance Share Plan, or the grant of RSUs when added to:
(a)	the number of Shares which would be issued if all outstanding Options, and all Options which may be granted pursuant to the acceptance of any outstanding Invitation to apply for Options, were exercised;

(b)	the number of Shares issued to the Trustee of the Performance Share Plan and which remain held in that Trust; and

(c)	the number of Shares which would be issued if all outstanding RSUs vested, would exceed 5% of the total number of issued Shares at the relevant date.

4.3	Incentive Stock Option Limits

Notwithstanding anything in this rule 4 to the contrary, but subject to any adjustments provided for in Schedules 2 and 5 of these rules, the maximum

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aggregate number of Shares that may be issued under the Plan as a result of the exercise of Incentive Stock Options shall be 8 million Shares.

4.4	Application of Limitation to Grants of Award
(a)	No Option, Performance Right, Performance Share, Award or RSU may be granted if:
(i)	the number of Shares to be delivered in connection with such an Option, Performance Right, Performance Share, Award or RSU; or

(ii)	in the case of an Option, Performance Right, Performance Share, Award or RSU relating to Shares but settled only in cash (such as cash-only Awards), the number of Shares to which such Option, Performance Right, Performance Share, Award and/or RSU relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Options, Performance Rights, Performance Shares, Awards and/or RSUs.

(b)	The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Option, Performance Right, Performance Share, Award and/or RSU.
4.5	Per-Person Award Limitations

Subject to any adjustments provided for in Schedules 2 and 5 of these rules, in any financial year of the Company during any part of which the Plan is in effect, no Participant may be granted Options, Performance Rights, Performance Shares, Awards or RSUs with respect to more than 2 million Shares. In addition, the maximum dollar value payable to any one Participant with respect to Awards (or with respect to any Performance Rights payable in cash) is US$1 million.

5	Amendment of the Plan

5.1	Board may amend

Subject to rules 5.2, 5.3 and 5.4, the Board may at any time by written instrument, amend all or any of the provisions of these rules, including this rule 5.

5.2	No reduction of existing rights

Any amendment to the provisions of these rules must not materially reduce the rights of any Participant as they existed before the date of the amendment, unless the amendment is introduced primarily:

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(a)	for the purpose of complying with or conforming to present or future law or regulation governing or regulating the maintenance or operation of the Plan or like plans;

(b)	to correct any manifest error or mistake;

(c)	to enable contributions or other amounts paid by a member of the Group to the Plan to qualify as income tax deductions for that member or another member of the Group;

(d)	to enable the Trustee or any Employer to reduce the amount of fringe benefits tax under the Fringe Benefits Tax Assessment Act 1986 (Cwlth), the amount of tax under the Tax Acts, or the amount of any other tax or impost that would otherwise be payable by the Trustee or the Employer in relation to the Plan;

(e)	for the purpose of enabling the Participants generally (but not necessarily each Participant) to receive a more favourable taxation treatment in respect of their participation in the Plan; or

(f)	to enable the Plan or any member of the Group to comply with Applicable Regulations.
5.3	Retrospective amendment possible

Subject to rules 5.2 and 5.4, any amendment made under rule 5.1 may be given retrospective effect as specified in the written instrument by which the amendment is made.

5.4	Shareholder Approval of Certain Amendments

In the event that the Board amends:
(a)	the limits set forth in rules 4.3 and 4.5 hereof;

(b)	the rules set forth in Schedule 6 hereof;

(c)	any Options, Performance Rights, Performance Shares, Awards and/or RSU that are granted to a U.S. Executive; and/or

(d)	any other rules of this Plan, if so required by the U.S. Revenue Code, the U.S. Exchange Act, the New York Stock Exchange (or other automated quotation system on which the Shares may then be listed or quoted) and/or any other applicable U.S. laws or regulations, such amendments shall be subject to the approval of the Company’s shareholders not later than the next annual meeting following such Board action.

6	Termination of the Plan

The Plan terminates and is to be wound up (as provided below) on the earliest of:

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(a)	if an order is made or an effective resolution is passed for the winding up of the Company other than for the purpose of amalgamation or reconstruction;

(b)	if the Board determines that the Plan is to be wound up; or

(c)	with respect only to Incentive Stock Options, whether vested or not, on the tenth anniversary of the Effective Date of the Plan.
7	Miscellaneous provisions

7.1	Rights of Participants

Nothing in these rules:
(a)	confers on any person any expectation to become a Participant;

(b)	confers on any Executive the right to be invited to apply for, to be offered or to receive any Option, Performance Right, Performance Share, Award or RSU;

(c)	confers on any Participant the right to continue as an employee of any Employer;

(d)	affects any rights which any Employer may have to terminate the employment of any Executive; or

(e)	may be used to increase damages in any action brought against any Employer in respect of any termination of employment.
No person, whether a Participant or otherwise, has any claim, right or interest in respect of the Plan or any Performance Shares or other property of the Plan, whether against the Trustee, the Company or any other person, as a consequence of termination of the Executive’s employment or appointment or otherwise, except under and in accordance with these rules.

7.2	Instructions by Participants

For the purposes of these rules, the Trustee, the Board, the Company and any Employer is entitled to regard any notice, direction or other communication given or purported to be given by or on behalf of a Participant (or a legal personal representative of a Participant) as valid, whether given orally or in writing. Any notice, direction or other communication given or purported to be given by or on behalf of a Participant (or a legal personal representative of a Participant) or any other person under these rules to the Company, the Trustee or the Employer is duly given only if actually received by the Company, Trustee or Employer (as the case may be).

7.3	Notices

Any notice, certificate, consent, approval, waiver or other communications given by the Board, the Trustee, the Company or the Employer is deemed to have been duly given if:

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(a)	sent by electronic mail or delivered by hand; or

(b)	sent by ordinary prepaid mail,
and is deemed to have been served:
(c)	if sent by electronic mail or delivered by hand, at the time of sending or delivery; or

(d)	if posted, three Business Days (or, if posted to a Participant’s address outside The Netherlands, seven Business Days) after the date of posting.
Delivery, transmission and postage is to the address of any Participant as indicated on the Application Form, any other address as the Board, the Trustee or any Participant may notify to the other or in the case of a Participant who is an Executive, the address of the place of business at which the Participant performs the whole or substantially the whole of the duties of his or her office or employment.

7.4	Governing law

These rules are governed by the laws in force in The Netherlands and are construed and take effect in accordance with those laws.

7.5	Payments net of tax

If, when the Board or the Trustee makes or is deemed to make a payment to a Participant under these rules, the Board or the Trustee is obliged to deduct or withhold any amount of tax or other government levy or impost, the payment to the Participant is to be made net of the deduction or withholding.

7.6	Taxes on transfers to Participants

The Board or the Trustee may, when transferring Shares to a Participant under these rules, require the Participant to provide the Board or the Trustee with an amount of money which the Board or the Trustee estimates is necessary to meet the Participant’s liability (if any) to pay stamp duty or other taxes in respect of the transfer. Where the Board or the Trustee is provided with funds for that purpose, the Board or the Trustee must apply the funds in payment of the stamp duty or other tax, arrange for registration of the transfer on the Participant’s behalf and return any excess funds to the Participant.

7.7	Rounding

Unless expressly provided for in these rules, any calculation of a number of Shares under the Plan is to be rounded to the nearest whole number with 0.5 being rounded up.

7.8	Plan Effective Date and shareholder approval

If approval of the Plan is mandatory under the requirements of:
(a)	U.S. Revenue Code Sections 162(m) (if applicable) and 422, and Rule 16b-3 under the U.S. Exchange Act

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(b)	the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted; and

(c)	other laws, regulations, and obligations of the Company applicable to the Plan, then, to that extent, the Plan shall become effective on the Effective Date, subject to approval within 12 months of its adoption, by shareholders of the Company eligible to vote on the election of directors.

If approval of the Plan is required in relation to Options, Performance Rights, Performance Shares, Awards and/or RSUs, then those Options, Performance Rights, Performance Shares, Awards and/or RSUs may be granted subject to any shareholder approval so required, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained.

8	Definitions and interpretation

8.1	Definitions

The following words and expressions have the following meanings unless the contrary intention appears:

Acquisition Date means, in relation to a Participant’s Share, the date on which a Participant acquires the Participant’s Share for the purposes of Division 13A of Part III of the Tax Act.

Applicable Regulations means the listing requirements imposed by any exchange or trading system on which the Company’s securities trade and any law or regulation that applies to the operation of the Plan.

Application means an application for Options, Performance Rights, Performance Shares, an Award or RSUs made by an Executive under the terms of an Invitation.

Application Form means an application form attached to an Invitation.

Articles of Association means the articles of association of the Company.

ASTC Settlement Rules means the operating rules of ASX Settlement and Transfer Corporation Pty Limited.

ASX means Australian Stock Exchange Limited.

Award means an entitlement to a Payout.

Board means all or some of the directors of the Company acting as a board, and includes a committee of the Board and a delegate of the Board.

Business Day means a day other than a Saturday, Sunday or public holiday in The Netherlands.

Company means James Hardie Industries NV.

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Control Event means for the purpose of schedule 5 any of the following:
(a)	a takeover bid is made to acquire the whole of the issued Shares and the takeover bid is recommended by the Board or becomes unconditional;

(b)	a transaction is announced by the Company which, if implemented, would result in a person owning all the issued Shares;

(c)	a person owns or controls sufficient Shares to enable them to influence the composition of the Supervisory Board;

(d)	any other similar event has occurred or is likely to occur (including, but not limited to, a merger of the Company with another company), which the Board determines, in its absolute discretion, to be a Control Event.
Corporations Act means the Corporations Act 2001 (Cwlth).

Covered Employee means an Executive who is a “covered employee” within the meaning of Section 162(m)(3) of the U.S. Revenue Code, or any successor provision thereto.

CUFS means a CHESS unit of Foreign Securities, as defined in the ASTC Settlement Rules, in respect of Shares.

Determination Date means in respect of a Payout the date determined by the Board and set out in the Invitation to the relevant Participant to apply for the Payout.

Dividends means dividends declared or paid in respect of Shares held by the Trustee on behalf of a Participant and includes any amount distributed in respect of those Shares following a reduction of capital by the Company.

Effective Date means the date the Plan is approved by the Board, which shall be 1 August, 2006.

Employer means any Group Company, and in relation to any particular Participant means the company by which that Participant is for the time being employed.

Executive means a person who is in the full time or part time employment of a Group Company.

Exercise Condition means, in relation to an Option or a Performance Right, a condition (other than a Vesting Condition) which must be satisfied or waived before that Option or Performance Right (as the case may be) may be exercised.

Exercise Period means, in relation to an Option or a Performance Right, the latest period at the end of which that Option or Performance Right will lapse.

Exercise Price means:

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(a)	in relation to a Performance Right, the amount payable on exercise of that Performance Right, as determined by the Board and specified in the Invitation and adjusted in accordance with paragraph 7 of schedule 2. If no determination is made, the applicable Exercise Price is nil; or

(b)	in relation to an Option, the amount payable on exercise of that Option, as specified in the Invitation and adjusted in accordance with paragraph 7 of schedule 1, but may not be less than twenty cents for each Share to be acquired on exercise of the Option.
Fair Market Value means the fair market value of Shares, Awards or other property as determined by the Remuneration Committee, or under procedures established by the Remuneration Committee. Unless otherwise determined by the Remuneration Committee, the Fair Market Value of a Share as of any given date shall be the “Closing Price” (as defined below) of the Share on that reference date. For these purposes the “Closing Price” of a Share on any day shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

General Meeting has the meaning given in the Articles of Association.

Grant Date means, in relation to an Option, Performance Right or RSU, the date on which that Option, Performance Right or RSU is granted.

Group means the Company and each of its Subsidiaries.

Group Company means the Company or any of its Subsidiaries.

Incentive Stock Option means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the U.S. Revenue Code or any successor provision thereto.

Independent Directors, when referring to either the Board or members of the Remuneration Committee, shall have the same meaning as used in the rules of the New York Stock Exchange or any U.S national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading on any such U.S exchange, by the rules of the New York Stock Market.

Invitation means an invitation to apply for Options, Performance Rights, Performance Shares, an Award or RSUs under the Plan made in accordance with rule 2.2.

Listing Rules means the Listing Rules of ASX, except to the extent of any express waiver by ASX.

Market Participant has the meaning given in the ASTC Settlement Rules.

Market Value means the market value of a Share determined under section 139FA of the Tax Act.

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Minimum Restriction Condition means in respect of a Performance Share, any condition (other than a Performance Condition) which the Board may impose that must be satisfied or waived before the Performance Share is vested in its holder.

Net Income means, in respect of a Year of Income of the Performance Share Plan, an amount which the Trustee determines to be the “net income” (as defined in section 95 of the Tax Act) of the Trust for that Year of Income.

Notice of Withdrawal of Shares means a duly completed and executed written request by a Participant to the Trustee (in a form approved by the Board) to:
(a)	transfer to, or on behalf of, the Participant some or all of the Participant’s Shares; or

(b)	sell, on behalf of the Participant, some or all of the Participant’s Shares.
Option means a right to acquire a Share granted under schedule 1.

Participant means an Executive to whom an Option, a Performance Right, a Performance Share, an Award or a RSU (as the case may be) has been granted and who has not ceased to be a Participant under rule 2.10 and includes a legal personal representative of the Participant.

Participant Shares means, in relation to a Participant, the Performance Shares held by the Trustee on behalf of the Participant which stand to the credit of the Share Account of that Participant, and Participant’s Share(s) has a corresponding meaning.

Participating Company means each Group Company to which the Board resolves that the Plan extends.

Payout means the amount calculated in accordance with the formula set out in the Invitation for an Award.

Payout Date means:
(a)	the date determined by the Board and set out in the Invitation to an Executive under paragraph 1 of schedule 4; or

(b)	where the Participant qualifies for a Payout under paragraph 3.3(b) of schedule 4, such other date specified by the Board in writing, and must be within 60 days of the date on which the Participant qualifies for the Payout.

Payout Qualification Condition means, in respect of a Payout, any condition (other than a Payout Vesting Condition) which the Board may impose that must be satisfied or waived for the Participant to have a right to receive that Payout, including satisfaction of a performance hurdle.

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Payout Vesting Condition means, in respect of a Payout, a condition which must be satisfied or waived before the right to receive that Payout becomes vested in its holder.

Performance Condition means, in respect of a Performance Share, any condition which must be satisfied or waived before the Participant may withdraw Performance Shares from the Performance Share Plan.

Performance Period means that period established by the Remuneration Committee at the time any Option, Performance Right, Performance Share, Award or RSU is granted or at any time thereafter during which any performance goals specified by the Remuneration Committee with respect to such Option, Performance Right, Performance Share, Award or RSU are to be measured.

Performance Right means a right to acquire a Share (by transfer or issue at the election of the Company) granted under schedule 2.

Performance Share Plan means the plan the rules of which are set out in this document (excluding the rules of the schedules other than schedule 3).

Performance Shares means:
(a)	in relation to grants made in accordance with schedule 3, Shares and CUFS which are held by the Trustee in accordance with these rules for the purposes of the Performance Share Plan; or

(b)	in relation to grants made to U.S. Executives in accordance with schedule 6, performance shares which are paid to U.S. Executives in Shares or in a lump sum or in installments under paragraph 4 of schedule 6.
Plan means the James Hardie Industries NV Long Term Incentive Plan, the rules of which are set out in this document.

Plan Expenses means all expenses, outgoings, costs and charges incurred in the establishment and operation of the Performance Share Plan and includes any amounts of income or other tax payable by the Trustee in relation to the Performance Share Plan.

Prescribed Exercise Date means, in relation to an Option or a Performance Right, the first date on which that Option or Performance Right is exercisable, subject to the Terms and Conditions of Grant for that Option or Performance Right.

Prescribed Qualification Date means, in relation to a Payout, the date on which the Participant qualifies for the Payout subject to the Terms and Conditions of Award for the Payout.

Prescribed Vesting Date means, in relation to a RSU, the first date on which that RSU can vest, subject to the Terms and Conditions of Grant for that RSU.

Prescribed Withdrawal Date means, in relation to a Performance Share, the first date on which the Participant may submit a Notice of Withdrawal of

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Shares in respect of that Performance Share subject to the Terms and Conditions for that Performance Share.

Redundancy means termination of employment of a Participant by a Participating Company due to economic, technological, structural or other organisational change where through no act or default of the Participant:
(a)	the Participating Company no longer requires the duties and responsibilities carried out by the Participant to be carried out by anyone; or

(b)	the Participating Company no longer requires the position held by the Participant to be held by anyone.
Remuneration Committee means the Remuneration Committee of the Board, within the meaning of Section 162(m) of the U.S. Revenue Code.

Reorganisation means any merger, consolidation, reconstruction or other reorganisation in respect of the Company, including any compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company.

Reserve Account means the account established by the Trustee under paragraph 16.3 of schedule 3.

Retirement means termination of the employment of a Participant with a Participating Company because:
(a)	the Participant attains the age that the Board accepts as the retirement age for that individual;

(b)	the Participant is unable, in the opinion of the Board, to perform his or her duties because of illness or incapacity.
Rights means any rights or options to acquire Shares or other securities issued or to be issued by the Company.

RSU means a restricted stock unit which is an unfunded and unsecured contractual entitlement to be issued or transferred a Share on a future date.

Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.

Separation means the termination of a Participant’s employment with a Participating Company by the volition of the Participant and with the written consent of the Board expressly given for the purposes of the Plan.

Share Account means, in relation to a Participant, the account maintained in respect of that Participant under paragraph 16.1 of schedule 3 .

Shares means fully paid ordinary shares in the capital of the Company.

Subsidiary means an entity that is controlled by the Company.

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Supplementary Condition means, in relation to an Option, a Performance Right, a Performance Share, an Award or a RSU, any term or condition (other than the rules, the Exercise Conditions, the Vesting Conditions, the Minimum Restriction Conditions, the Performance Conditions, the Payout Vesting Conditions or the Payout Qualification Conditions) to which that Option, Performance Right, Performance Share, Award or RSU is subject, or to which any Shares acquired pursuant to the exercise of that Option or Performance Right will be subject.

Tax Act means the Income Tax Assessment Act 1936 (Cwlth) and the Income Tax Assessment Act 1997 (Cwlth), as the context requires.

Terms and Conditions means, in relation to a Performance Share, all of:
(a)	these rules (other than the schedules);

(b)	the rules of schedule 3;

(c)	any Minimum Restriction Condition;

(d)	any Performance Condition; and

(e)	any Supplementary Condition.
Terms and Conditions of Award means, in relation to an Award, all of:
(a)	these rules (other than the schedules);

(b)	the rules of schedule 4;

(c)	any Payout Vesting Condition;

(d)	any Payout Qualification Condition; and

(e)	any Supplementary Condition.
Terms and Conditions of Grant means, in relation to an Option or a Performance Right, all of:
(a)	these rules (other than the schedules);

(b)	the rules of schedule 1 or 2 respectively;

(c)	any Vesting Condition;

(d)	any Exercise Condition; and

(e)	any Supplementary Condition.
Terms and Conditions of RSU Grant means, in relation to a RSU, all of:
(a)	these rules (other than the schedules); and

(b)	the rules of schedule 5;

(c)	any Vesting Condition;

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(d)	any Supplementary Condition; and

(e)	if granted to a US Executive, the rules of Schedule 6.
Tranche means a number of Options or Performance Rights (as the case may be) which have the same Prescribed Exercise Date.

Trust means the James Hardie Industries NV Long Term Incentive Plan Trust established in relation to Performance Shares issued in accordance with schedule 3, by the trust deed dated on or about the date of these rules between the Company and the Trustee.

Trust Deed means the trust deed constituting the Trust on terms approved by the Board and dealing with the matters contained in schedule 3.

Trustee means the trustee to be established by the Company prior to the first issue of Performance Shares under schedule 3.

U.S. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

U.S. Executive means an Executive of the Company who is subject to taxation in respect of Options, Performance Rights, Performance Shares or Awards in the United States.

U.S. Revenue Code means the U.S. Internal Revenue Code of 1986, as amended.

Vesting Condition means, in relation to an Option, a Performance Right or a RSU, a condition which must be satisfied or waived before that Option, Performance Right or RSU becomes vested in its holder.

Vested Awards means an Award in respect of which Payout Vesting Conditions have been satisfied.

Vested Options means an Option in respect of which Vesting Conditions have been satisfied.

Vested Performance Right means a Performance Right in respect of which Vesting Conditions have been satisfied.

Vested RSU means an RSU in respect of which Vesting Conditions have been satisfied.

Year of Income means a period of 12 months ending on 30 June in any year and includes the period commencing on the date of these rules and terminating on the next 30 June and the period ending on the date of termination of the Plan and commencing on the preceding 1 July.

8.2	Interpretation

In these rules, unless the contrary intention appears:
(a)	words importing the singular include the plural and vice versa;

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(b)	subject to paragraphs (c), and (d), references to these rules, or any particular rule or paragraph of these rules, means these rules, or the relevant rule or paragraph, as amended from time to time’

(c)	in a schedule, references to “these rules” and any particular paragraph of these rules exclude the paragraphs of the schedules other than the paragraphs of that schedule;

(d)	in:
(i)	schedules 1 and 2, references to the rules includes a reference to any Vesting Condition, any Exercise Condition and any Supplementary Condition;

(ii)	schedule 3, references to the rules includes a reference to any Minimum Restriction Condition, any Performance Condition and any Supplementary Condition;

(iii)	schedule 4, references to the rules includes a reference to any Payout Vesting Condition, any Payout Qualification Condition and any Supplementary Condition;

(iv)	schedule 5, references to the rules includes a reference to any Vesting Condition, any Performance Condition and any Supplementary Condition;
(e)	the references to Share in the definition of an Option and Performance Right in rule 8.1 include a reference to a Share resulting from an adjustment;

(f)	references to a statute or other law include regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(g)	references to the exercise of a power or discretion include a decision not to exercise the power or discretion;

(h)	references to a “year” mean any period of 12 months;

(i)	the words “include”, “including” or “such as” are not used as, nor are they to be interpreted as words of limitation, and when introducing a list of items does not exclude a reference to other items whether of the same class or genus or not;

(j)	“Australian dollars”, “dollars”, “A$” or “$” is a reference to the lawful currency of Australia;

(k)	law means common law, principles of equity, and laws made by parliament (and laws made by parliament include parliamentary laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(l)	a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

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(m)	if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(n)	if an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day.
8.3	Heading

Headings are for convenience only and, except where they are inserted as a means of cross-reference, do not affect the interpretation of these rules.

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Long Term Incentive Plan
Schedule 1 — Options
1	Invitation to apply for Options

An Invitation to an Executive to apply for Options may be on such terms and conditions as the Board decides from time to time, including as to:
(a)	the number of Options for which that Executive may apply;

(b)	the amount payable (if any) for the grant of an Option or how it is calculated;

(c)	the Exercise Price (if any) or how it is calculated;

(d)	the Prescribed Exercise Date or how it is calculated;

(e)	any Vesting Condition;

(f)	any Exercise Condition;

(g)	any Supplementary Condition; and

(h)	the Exercise Period or how it is calculated.
2	Grant of Options
2.1	Company to grant Options

On receipt of an application for Options, the Company at the discretion of the Board may grant Options to the Executive specified in the Invitation, subject to the Terms and Conditions of Grant.
2.2	Certificate or statement

Following the grant of Options under paragraph 2.1, the Company will issue to the Participant a certificate and/or other document that states or together state with respect to that grant:
(a)	the number of Options granted;

(b)	the Exercise Price;

(c)	the Grant Date;

(d)	where the Options are comprised in two or more Tranches, the number of Options in each Tranche;

(e)	the Prescribed Exercise Date;

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(f)	the Exercise Period; and

(g)	other terms and conditions (if any) as determined by the Board.
2.3	Restrictions on dealing with Options
A Participant may not sell, assign, transfer or otherwise deal with, or grant a Security Interest over, an Option granted to the Participant. The Option lapses immediately on purported sale, assignment, transfer, dealing or grant of Security Interest, unless the Board in its absolute discretion approves the dealing, or the transfer or transmission is effected by force of law on death or legal incapacity to the Participant’s legal personal representative.
3	Register of Options
Unless the Board determines otherwise, Options granted under these rules (and Shares issued on their exercise) will be registered in the appropriate register of the Company.
4	Exercise of Options
4.1	Manner of exercise
Unless otherwise prohibited from doing so under this paragraph 4, or unless the Option has lapsed, a Participant may exercise a Participant’s Option:
(a)	in accordance with the Terms and Conditions of Grant; and

(b)	by paying the Exercise Price to or as directed by the Company.
The total Exercise Price payable by a Participant on exercise of Options is the Exercise Price of an Option (expressed in cents to one decimal place) multiplied by the number of Options being exercised by that Participant, rounded up to the nearest cent.
4.2	Vesting Conditions and Exercise Condition
Subject to paragraph 6, if an Option is subject to a Vesting Condition and/or an Exercise Condition, it may not be exercised unless all Vesting Conditions and Exercise Conditions are satisfied (and in any situation referred to in paragraph 4.3(b)(i), is satisfied at the time of death or other cessation of employment), and then only to the extent permitted by the Exercise Condition.
4.3	Exercise date
A Participant may exercise an Option only on or after:
(a)	the Prescribed Exercise Date for the Option; or

(b)	any earlier date on which the Participant is entitled to exercise the Option:

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(i)	under this paragraph 4 dealing with the Participant’s death or otherwise ceasing to be employed by a Group Company, and with situations where the employer ceases to be a Group Company or the business in which the Participant is employed is transferred; or

(ii)	under paragraph 6 dealing with takeover bids, change of control, court orders, Reorganisation and winding up.
4.4	Life of Option
Notwithstanding any other provision of these rules, the latest date on which an Option lapses is the date of expiry of the Exercise Period.
4.5	Option will lapse earlier on death or cessation of employment
Unless the Exercise Period expires at an earlier date or the Terms of Issue provide otherwise, a Participant’s Option lapses on the latest of:
(a)	the expiry of 24 months after the Participant’s death, if death occurs before the Option lapses under paragraph (b), (c) or (d);

(b)	the expiry of 24 months after the Participant ceases to be employed by a Group Company by reason of Retirement or permanent disability;

(c)	the expiry of 3 months after the Participant ceases to be employed by a Group Company for any other reason; and

(d)	if the Board extends the time during which the Option may be exercised under paragraph 4.8, the expiry of that time, provided that if the Board issues a notice under paragraph 4.6 or 4.7 advising the Participant that a Vested Option has lapsed, the Option is deemed to have lapsed on the date of death or cessation of employment (as the case may be) and the Company has no obligation to issue the Shares to which the Vested Option relates following any purported exercise of the Vested Option.
4.6	Exercise of Options on Participant’s death
If a Participant dies before exercising an Option, at a time when the individual:
(a)	is still an employee of a Group Company; or

(b)	having ceased to be employed by a Group Company, falls within the terms of paragraph 4.7, then (subject to the other provisions of this paragraph 4), the Participant may:
(c)	exercise a Vested Option at any time from the date of death until it lapses pursuant to paragraph 4.4 or 4.5, except a Vested Option is deemed to have lapsed on the date of death where the Board reasonably determines and provides notice to the Participant in writing that the Vested Option has lapsed and the Company has no

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obligation to issue the Shares to which the Vested Option relates following any purported exercise of the Vested Option; or

(d)	if permitted by the Board in writing, exercise an Option that is not a Vested Option at any time from the date of death until it lapses.
4.7	Exercise of an Option on ceasing to be employed by a Group Company
If, before exercising an Option, a Participant ceases to be employed by a Group Company (other than by reason of his or her death), then (subject to the other provisions of this paragraph 4):
(a)	if the employment ceases by reason of Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.11 the Participant may:
(i)	exercise a Vested Option at any time from the date of cessation of employment until it lapses pursuant to paragraph 4.4 or 4.5, except a Vested Option is deemed to have lapsed on the date of cessation of employment where the Board reasonably determines and provides notice to the Participant in writing that the Vested Option has lapsed and the Company has no obligation to issue the Shares to which the Vested Option relates following any purported exercise of the Vested Option; or

(ii)	if permitted by the Board in writing, exercise an Option that is not a Vested Option from the date of cessation of employment until it lapses; or
(b)	if the employment ceases for a reason other than Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.11 the Participant may exercise any unexercised Option at any time from the date of cessation until it lapses, only if permitted by the Board in writing.
4.7A	Notwithstanding any other provisions of these rules, a Participant may not exercise an Option which has lapsed.
4.8	Board may extend time for exercise by Participant
The Board may, in writing, extend a period during which a Participant may exercise an Option under these rules, except the Exercise Period.
4.9	Individual not treated as ceasing to be an employee
For the purposes of this paragraph 4, a Participant:
(a)	is not treated as ceasing to be an employee of a Group Company unless and until the individual is no longer an employee of any Group Company, whether or not in the same capacity as at the time the Option was granted; and

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(b)	subject to paragraph 4.10, is not treated as ceasing to be an employee of a Group Company if the individual is no longer an employee of any Group Company because:
(i)	the individual’s employer ceases to be a Group Company, whether or not, after the cessation, the individual remains an employee of that employer; or

(ii)	the individual is an employee of a business that is transferred to a person that is not a Group Company.
4.10	Option lapses if employer ceases to be a Group Company or on change in ownership of business
If a Participant is no longer an employee of a Group Company because of circumstances set out in paragraph 4.9(b)(i) or (ii), then the Options lapse upon this occurring except where otherwise determined by the Board in writing, in which case the Participant’s Options lapse on the latest of:
(a)	the expiration of 24 months after the date of the cessation or transfer (as the case may be);

(b)	if the Board extends the period during which the Option may be exercised under paragraph 4.8, the expiration of that time; and

(c)	if the Participant dies before the Option lapses under paragraph (a) or (b), the expiration of 24 months after the individual’s death.
4.11	Option may lapse in the case of fraud or dishonesty
If, in the opinion of the Board, a Participant:
(a)	has committed (or it is evident the Participant intends to commit), any act (whether by omission or commission) which amounts or would amount to any of dishonesty, fraud, wilful misconduct, wilful breach of duty, serious and wilful negligence or incompetence in the performance of the Participant’s duties; or

(b)	is convicted of a criminal offence (other than a minor motor traffic offence or other trivial offence which does not impact on the Participant’s good fame and character or ability to perform his/her duties) or is guilty of any other wilful or recklessly indifferent conduct which, in the reasonable opinion of the Board, may injure or tend to injure the reputation and/or the business or operations of a Group Company, the Board may declare that any unexercised Option has lapsed, and the Option lapses accordingly.
4.12	No exercise of Option on bankruptcy
It is a condition precedent to the exercise of an Option that if the Participant is an individual, the Participant is not bankrupt and has not committed an act of bankruptcy or, if the Participant is deceased, the Participant’s estate is not

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bankrupt or if the Participant is not an individual, the Participant is not insolvent or subject to a resolution or order for winding up.
4.13	Discretion to determine that Options will not lapse
Notwithstanding any other paragraph in this Schedule 1, if a Participant ceases employment with the Company for any reason, or gives notice of their intention to cease employment with the Company, the Board may in its absolute discretion (on any conditions which it thinks fit) decide that some or all of the unvested Options held by the participant do not lapse, but lapse at the time and subject to the conditions it may specify by notice to the Participant, which may include one or more of the following:
(a)	that the period to which any Vesting Condition and / or any Exercise Condition relates is reduced to a period shorter than that which would otherwise apply;

(b)	that the Vesting Criteria applicable to an Option be waived; and

(c)	that an Option which vests in accordance with the terms and conditions specified in the notice may be exercised within the period specified in paragraph 4.5 or any shorter period specified in the notice.
5	Delivery of Shares on Exercise of Options
5.1	Issue
Subject to paragraphs 5.4 and 5.5 within 15 Business Days after the exercise of a Participant’s Options, the Company will issue to the Participant the number of Shares comprised in each Option (expressed to four decimal places) multiplied by the number of Options exercised by that Participant rounded down to the nearest whole number of Shares. Subject to the Listing Rules, if a Participant requests that they are allocated CUFS in respect of the Shares issued, the Company will do everything practicable to promptly facilitate the issue of CUFS to the Participant in respect of those Shares.
5.2	Shares issued by the Company to rank pari passu
All Shares issued on the exercise of a Participant’s Options will rank pari passu in all respects with the Shares of the same class for the time being on issue except for any rights attaching to the Shares by reference to a record date prior to the date of their allotment.
5.3	Shares to be quoted on ASX
If Shares of the same class as those issued on the exercise of a Participant’s Options are quoted on the ASX, the Company will apply to the ASX as required by the Listing Rules for those Shares to be quoted.
5.4	Restriction as to dealing
Where the Shares referred to in paragraph 5.1 are subject (pursuant to the Terms and Conditions of Grant) to any restriction as to disposal or other

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dealing by the Participant for any period, the Board may implement any procedure it deems appropriate that complies with Applicable Regulations to ensure compliance by the Participant with this restriction.

5.5	Participant’s agreement

By applying for and being granted Options under these rules, each Participant undertakes that while the Shares acquired by the Participant as a result of the exercise of Options are subject to any restriction procedure prescribed under paragraph 5.4, the Participant will not take any action or permit another person to take any action to remove the restriction procedure.

5.6	Expiry of restriction

Upon the expiry of any restriction over a Share, the Company will take all actions necessary to ensure that the Participant can deal with the Share.

6	Takeover, Reorganisation and winding-up

6.1	Options may be exercised at a time earlier than the Prescribed Exercise Date

If, under any of the following provisions of this paragraph 6 (in connection with a takeover bid, change of control, proposed Reorganisation or winding up) the Board, in its absolute discretion, gives notice that a Participant may exercise any or all of the Participant’s Options as determined by the Board within a particular time, then, subject to the applicable provisions of paragraph 4 (except paragraph 4.2) and to paragraph 6.7, the Participant may exercise those Options within that time in addition to any other period during which the Options may be exercised.

6.2	Takeover bid

If a takeover bid is made to acquire any Shares, at any time any offers under a takeover bid remain open for acceptance, the Board may give written notice of the bid to each Participant, stating that any or all of the Participant’s Options as determined by the Board may be exercised within 30 days from the date of the notice.

6.3	Application to the court

If the Board determines that an application is to be made to a court for a meeting to be held as described in paragraph 6.5, the Board may give written notice of the application to each Participant, stating that any or all of the Participant’s Options as determined by the Board may be exercised up to five Business Days before the hearing of the application.

6.4	Change of control

If, pursuant to a takeover bid or otherwise, any person together with their associates acquire Shares, which when aggregated with Shares already acquired by such person and their associates, comprise more than 30% of the issued Shares of the Company, the Board may give written notice to each Participant permitting the Participant to exercise any or all the Participant’s

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Options as determined by the Board within 60 days or such reasonable longer period as approved by the Board from the last date when any of the Shares referred to were so acquired.

6.5	Meeting to consider a Reorganisation

If, pursuant to the Articles of Association, Applicable Regulations or otherwise, the Board determines to convene a General Meeting or other meeting of holders of the Company’s securities or a meeting of the Company’s creditors, or a court orders such a meeting, to be held in relation to a proposed Reorganisation, the Board may give written notice to each Participant permitting the Participant to exercise the Participant’s Options before the time of the meeting.

6.6	Compulsory acquisition, Reorganisation or winding up

If:
(a)	a person becomes bound or entitled to compulsorily acquire Shares under the Articles of Association or Applicable Regulations;

(b)	a Reorganisation is sanctioned by one or more of the following under the Articles of Association, Applicable Regulations or otherwise:
(i)	a court;

(ii)	a General Meeting or other meeting of holders of the Company’s securities; or

(iii)	a meeting of the Company’s creditors; or
(c)	the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company, then the Board may give written notice to each Participant permitting the Participant to exercise the Participant’s Options within a specified period of up to 30 days after the occurrence of the relevant event.

6.7	Options lapse compulsory acquisition, Reorganisation or winding up

If a Participant becomes entitled to exercise the Participant’s Options under paragraph 6.6 then, notwithstanding any other provision in these rules, all Options lapse on the expiration of the specified period allowed for exercise.

7	Adjustment of Options

7.1	Bonus issue

If the Company makes a bonus issue of Shares pro rata to shareholders (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Shares have been allotted in respect of an Option before the record date for determining entitlements to the bonus issue then number of Shares over which the Option is exercisable will be increased by the

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number of Shares which the Participant would have received if the Option had been exercised before the record date for the bonus issue.

7.2	Rights issue

If:
(a)	Shares are offered pro rata for subscription by the Company’s shareholders generally by way of a rights issue; and

(b)	the price at which each Share is so offered is less than the Market Value on the day of public announcement of the rights issue, the Exercise Price of each Option is reduced according to the following formula unless the Exercise Price of the Option is nil:

O’	=	O	-	E[P-(S+D)]
N + 1

where:

O’	=	the new Exercise Price of the Option

O	=	the old Exercise Price of the Option

E	=	the number of Shares to which a Participant is entitled under one Option

P	=	the average market price per Share (weighted by reference to volume) sold in the ordinary course of trading on the ASX during the 5 trading days ending on the day before the ex rights date or ex entitlements date

S	=	the subscription price for a Share under the pro rata issue

D	=	the dividend due but not yet paid on the existing Shares (except those to be issued under the pro rata issue)

N	=	the number of Shares with rights or entitlements that must be held to receive a right to one new Share.
7.3	Sub-division, consolidation, reduction or return

If there is any reorganisation, including any subdivision, consolidation, reduction or return of the issued capital of the Company, the number of Options to which each Participant is entitled or the Exercise Price (if any), or both, will be adjusted in the way specified by the Listing Rules from time to time.

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7.4	Limited right to participate in new issues

Subject to the preceding paragraphs, during the currency of a Participant’s Option and before its exercise, the Participant is not entitled to participate in any new issue of securities of the Company as a result of holding the Option.

7.5	Cumulation of adjustments

Full effect must be given to these paragraphs 7.1, 7.2 and 7.3 as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative, the intention being that the adjustments they progressively effect must be such as to reflect in relation to the Shares comprised in an Option the adjustments which on the occasions in question are progressively effective in relation to Shares already on issue. All adjustment calculations are to be to four decimal places and in the case of the Exercise Price (if any), to four decimal places expressed in cents.

Unless otherwise provided in these rules, a Participant has no right to:
(a)	change the Exercise Price of the Option; or

(b)	change the number of Shares over which the Option can be exercised.

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Long Term Incentive Plan
Schedule 2 — Performance Rights
1	Invitation to apply for Performance Rights

An Invitation to an Executive to apply for Performance Rights may be made on such terms and conditions as the Board decides from time to time, including as to:
(a)	the number of Performance Rights for which that Executive may apply;

(b)	the amount payable (if any) for the grant of a Performance Right or how it is calculated;

(c)	the Exercise Price (if any) or how it is calculated;

(d)	the Prescribed Exercise Date or how it is calculated;

(e)	any Vesting Condition;

(f)	any Exercise Condition;

(g)	any Supplementary Condition; and

(h)	the Exercise Period or how it is calculated.
2	Grant of Performance Rights
2.1	Company to grant Performance Rights

On receipt of an application for Performance Rights, the Company at the discretion of the Board may grant Performance Rights to the Executive specified in the Invitation, subject to the Terms and Conditions of Grant.

2.2	Certificate or statement

Following the grant of Performance Rights under paragraph 2.1, the Company will issue to the Participant a certificate and/or other document that states or together state with respect to that grant:
(a)	the number of Performance Rights granted;

(b)	the Exercise Price;

(c)	the Grant Date;

(d)	where the Performance Rights are comprised in two or more Tranches, the number of Performance Rights in each Tranche;

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(e)	the Prescribed Exercise Date;

(f)	the Exercise Period; and

(g)	other terms and conditions (if any) as determined by the Board.
2.3	Restriction on dealing

A Participant may not sell, assign, transfer or otherwise deal with, or grant a Security Interest over, a Performance Right granted to the Participant. The Performance Right lapses immediately on purported sale, assignment, transfer, dealing or grant of Security Interest, unless the Board in its absolute discretion approves the dealing or the transfer or transmission is effected by force of law on death or legal incapacity to the Participant’s legal personal representative.

3	Register of Performance Rights

Unless the Board determines otherwise, Performance Rights granted under these rules (and Shares issued or transferred to the relevant Participant on their exercise) will be registered in the appropriate register of the Company.

4	Exercise of Performance Rights

4.1	Manner of exercise

Unless otherwise prohibited from doing so under this paragraph 4, or unless the Performance Right has lapsed, a Participant may exercise a Participant’s Performance Right:
(a)	in accordance with the Terms and Conditions of Grant; and

(b)	by paying the Exercise Price (if any) to or as directed by the Company.
The total Exercise Price (if any) payable by a Participant on exercise of Performance Rights is the Exercise Price of a Performance Right (if any) (expressed in cents to one decimal place) multiplied by the number of Performance Rights being exercised by that Participant, rounded up to the nearest cent.

4.2	Vesting Conditions and Exercise Condition

Subject to paragraph 6, if a Performance Right is subject to a Vesting Condition and/or an Exercise Condition, it may not be exercised unless all Vesting Conditions and Exercise Conditions are satisfied (and in any situation referred to in paragraph 4.3(b)(i), is satisfied at the time of death or other cessation of employment), and then only to the extent permitted by the Exercise Condition.

4.3	Exercise date

A Participant may exercise a Performance Right only on or after:

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(a)	the Prescribed Exercise Date for the Performance Right; or

(b)	any earlier date on which the Participant is entitled to exercise the Performance Right:
(i)	under this paragraph 4 dealing with the Participant’s death or otherwise ceasing to be employed by a Group Company, and with situations where the employer ceases to be a Group Company or the business in which the Participant is employed is transferred; or

(ii)	under paragraph 6 dealing with takeover bids, change of control, Reorganisation and winding up.
4.4	Life of Performance Right

Notwithstanding any other provision of these rules, the latest date on which a Performance Right lapses is the date of expiry of the Exercise Period.

4.5	Performance Right will lapse earlier on death or cessation of employment

Unless the Exercise Period expires at an earlier date or the Terms of Issue provide otherwise, a Participant’s Performance Right lapses on the latest of:
(a)	the expiry of 24 months after the Participant’s death, if death occurs before the Performance Right lapses under paragraph (b), (c) or (d);

(b)	the expiry of 24 months after the Participant ceases to be employed by a Group Company by reason of Retirement or permanent disability;

(c)	the expiry of 3 months after the Participant ceases to be employed by a Group Company for any other reason; and

(d)	if the Board extends the time during which the Performance Right may be exercised under paragraph 4.8, the expiry of that time, provided that if the Board issues a notice under paragraph 4.6 or 4.7 advising the Participant that a Vested Performance Right has lapsed, the Performance Right is deemed to have lapsed on the date of death or cessation of employment (as the case may be) and the Company has no obligation to issue or cause to be transferred the Shares to which the Vested Performance Right relates following any purported exercise of the Vested Performance Right.

4.6	Exercise of Performance Rights on Participant’s death

If a Participant dies before exercising a Performance Right, at a time when the individual:
(a)	is still an employee of a Group Company; or

(b)	having ceased to be employed by a Group Company, falls within the terms of paragraph 4.7,

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then (subject to the other provisions of this paragraph 4), the Participant may:
(c)	exercise a Vested Performance Right at any time from the date of death until it lapses pursuant to paragraph 4.4 or 4.5, except a Vested Performance Right is deemed to have lapsed on the date of death where the Board reasonably determines and provides notice to the Participant in writing that the Vested Performance Right has lapsed and the Company has no obligation to issue or cause to be transferred the Shares to which the Vested Performance Right relates following any purported exercise of the Vested Performance Right; or

(d)	if permitted by the Board in writing, exercise a Performance Right that is not a Vested Performance Right at any time from the date of death until it lapses.
4.7	Exercise of a Performance Right on ceasing to be employed by a Group Company

If, before exercising a Performance Right, a Participant ceases to be employed by a Group Company (other than by reason of his or her death), then (subject to the other provisions of this paragraph 4):
(a)	if the employment ceases by reason of Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.11 the Participant may:
(i)	exercise a Vested Performance Right at any time from the date of cessation of employment until it lapses pursuant to paragraph 4.4 or 4.5, except a Vested Performance Right is deemed to have lapsed on the date of cessation of employment where the Board reasonably determines and provides notice to the Participant in writing that the Vested Performance Right has lapsed and the Company has no obligation to issue or cause to be transferred the Shares to which the Vested Performance Right relates following any purported exercise of the Vested Performance Right; or

(ii)	if permitted by the Board in writing, exercise a Performance Right that is not a Vested Performance Right from the date of cessation of employment until it lapses; or
(b)	if the employment ceases for a reason other than Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.11 the Participant may exercise any unexercised Performance Right at any time from the date of cessation until it lapses, only if permitted by the Board in writing.
4.7A	Notwithstanding any other provisions of these rules, a Participant may not exercise a Performance Right which has lapsed.

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4.8	Board may extend time for exercise by Participant

The Board may, in writing, extend a period during which a Participant may exercise a Performance Right under these rules, except the Exercise Period.

4.9	Individual not treated as ceasing to be an employee

For the purposes of this paragraph 4, a Participant:
(a)	is not treated as ceasing to be an employee of a Group Company unless and until the individual is no longer an employee of any Group Company, whether or not in the same capacity as at the time the Performance Right was granted; and

(b)	subject to paragraph 4.10, is not treated as ceasing to be an employee of a Group Company if the individual is no longer an employee of any Group Company because:
(i)	the individual’s employer ceases to be a Group Company, whether or not, after the cessation, the individual remains an employee of that employer; or

(ii)	the individual is an employee of a business that is transferred to a person that is not a Group Company.
4.10	Performance Right lapses if employer ceases to be a Group Company or on change in ownership of business

If a Participant is no longer an employee of a Group Company because of circumstances set out in paragraph 4.9(b)(i) or (ii), then the Performance Rights lapse upon this occurring except where otherwise determined by the Board in writing, in which case the Participant’s Performance Rights lapse on the latest of:
(a)	the expiration of 24 months after the date of the cessation or transfer (as the case may be);

(b)	if the Board extends the period during which the Performance Right may be exercised under paragraph 4.8, the expiration of that time; and

(c)	if the Participant dies before the Performance Right lapses under paragraph (a) or (b), the expiration of 24 months after the individual’s death.
4.11	Performance Right may lapse in the case of fraud or dishonesty

If, in the opinion of the Board, a Participant:
(a)	has committed (or it is evident the Participant intends to commit), any act (whether by omission or commission) which amounts or would amount to any of dishonesty, fraud, wilful misconduct, wilful breach of duty, serious and wilful negligence or incompetence in the performance of the Participant’s duties; or

(b)	is convicted of a criminal offence (other than a minor motor traffic offence or other trivial offence which does not impact on the

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Participant’s good fame and character or ability to perform his/her duties) or is guilty of any other wilful or recklessly indifferent conduct which, in the reasonable opinion of the Board, may injure or tend to injure the reputation and/or the business or operations of a Group Company, the Board may declare that any unexercised Performance Right has lapsed, and the Performance Right lapses accordingly.

4.12	No exercise of Performance Right on bankruptcy

It is a condition precedent to the exercise of a Performance Right that if the Participant is an individual, the Participant is not bankrupt and has not committed an act of bankruptcy or, if the Participant is deceased, the Participant’s estate is not bankrupt or if the Participant is not an individual, the Participant is not insolvent or subject to a resolution or order for winding up.

4.13	Discretion to determine that Performance Rights will not lapse

Notwithstanding any other paragraph in this Schedule 2, if a Participant ceases employment with the Company for any reason, or gives notice of their intention to cease employment with the Company, the Board may in its absolute discretion (on any conditions which it thinks fit) decide that some or all of the unvested Performance Rights held by the participant do not lapse, but lapse at the time and subject to the conditions it may specify by notice to the Participant, which may include one or more of the following:
(a)	that the period to which any Vesting Condition and / or any Exercise Condition relates is reduced to a period shorter than that which would otherwise apply;

(b)	that the Vesting Criteria applicable to a Performance Right be waived; and

(c)	that a Performance Right which vests in accordance with the terms and conditions specified in the notice may be exercised within the period specified in paragraph 4.5 or any shorter period specified in the notice.
5	Delivery of Shares on Exercise of Performance Rights

5.1	Issue or transfer

Subject to paragraphs 5.4 and 5.5 within 15 Business Days after the exercise of a Participant’s Performance Rights, the Company will issue or cause to be transferred to a Participant the number of Shares comprised in each Performance Right (expressed to four decimal places) multiplied by the number of Performance Rights exercised by that Participant rounded down to the nearest whole number of Shares. Subject to the Listing Rules, if a Participant requests that they are allocated CUFS in respect of the Shares issued, the Company will do everything practicable to promptly facilitate the issue of CUFS to the Participant in respect of those Shares.

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5.2	Shares to rank pari passu

All Shares issued or transferred on the exercise of a Participant’s Performance Rights will rank pari passu in all respects with the Shares of the same class for the time being on issue except for any rights attaching to the Shares by reference to a record date prior to the date of their allotment or transfer.

5.3	Shares to be quoted on ASX

If Shares of the same class as those issued on the exercise of a Participant’s Performance Rights are quoted on the ASX, the Company will apply to the ASX as required by the Listing Rules for those Shares to be quoted.

5.4	Restriction as to dealing

Where the Shares referred to in paragraph 5.1 are subject (pursuant to the Terms and Conditions of Grant) to any restriction as to disposal or other dealing by the Participant for any period, the Board may implement any procedure it deems appropriate that complies with Applicable Regulations to ensure compliance by the Participant with this restriction.

5.5	Participant’s agreement

By applying for and being granted Performance Rights under these rules, each Participant undertakes that while the Shares acquired by the Participant as a result of the exercise of Performance Rights are subject to any restriction procedure prescribed under paragraph 5.4, the Participant will not take any action or permit another person to take any action to remove the restriction procedure.

5.6	Expiry of restriction

Upon the expiry of any restriction over a Share, the Company will take all actions necessary to ensure that the Participant can deal with the Share.

6	Takeover, Reorganisation and winding-up

6.1	Performance Rights may be exercised at a time earlier than the Prescribed Exercise Date

If, under any of the following provisions of this paragraph 6 (in connection with a takeover bid, change of control, proposed Reorganisation or winding u) the Board, in its absolute discretion, gives notice that a Participant may exercise any or all of the Participant’s Performance Rights as determined by the Board within a particular time, then, subject to the applicable provisions of paragraph 4 (except paragraph 4.2) and to paragraph 6.7, the Participant may exercise those Performance Rights within that time in addition to any other period during which the Performance Rights may be exercised.

6.2	Takeover bid

If a takeover bid is made to acquire any Shares, at any time any offers under a takeover bid remain open for acceptance, the Board may give written notice of the bid to each Participant, stating that any or all of the Participant’s

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Performance Rights as determined by the Board may be exercised within 30 days from the date of the notice.

6.3	Application to the court

If the Board determines that an application is to be made to a court for a meeting to be held as described in paragraph 6.5, the Board may give written notice of the application to each Participant, stating that any or all of the Participant’s Performance Rights as determined by the Board may be exercised up to five Business Days before the hearing of the application.

6.4	Change of control

If, pursuant to a takeover bid or otherwise, any person together with their associates acquire Shares, which when aggregated with Shares already acquired by such person and their associates, comprise more than 30% of the issued Shares of the Company, the Board may give written notice to each Participant permitting the Participant to exercise any or all the Participant’s Performance Rights as determined by the Board within 60 days or such reasonable longer period as approved by the Board from the last date when any of the Shares referred to were so acquired.

6.5	Meeting to consider a Reorganisation

If, pursuant to the Articles of Association, Applicable Regulations or otherwise, the Board determines to convene a General Meeting or other meeting of holders of the Company’s securities or a meeting of the Company’s creditors, or a court orders such a meeting, to be held in relation to a proposed Reorganisation, the Board may give written notice to each Participant permitting the Participant to exercise the Participant’s Performance Rights before the time of the meeting.

6.6	Compulsory acquisition, Reorganisation or winding up

If:
(a)	a person becomes bound or entitled to compulsorily acquire Shares in the Company under the Articles of Association or Applicable Regulations;

(b)	a Reorganisation is sanctioned by one or more of the following under the Articles of Association, Applicable Regulations or otherwise:
(i)	a court;

(ii)	a General Meeting or other meeting of holders of the Company’s securities; or

(iii)	a meeting of the Company’s creditors; or
(c)	the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company,

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then the Board may give written notice to each Participant permitting the Participant to exercise the Participant’s Performance Rights within a specified period of up to 30 days after the occurrence of the relevant event.

6.7	Performance Rights lapse on compulsory acquisition, Reorganisation or winding up

If a Participant becomes entitled to exercise the Participant’s Performance Rights under paragraph 6.6 then, notwithstanding any other provision in these rules, all Performance Rights lapse on the expiration of the specified period allowed for exercise.

7	Adjustment of Performance Rights

7.1	Bonus issue

If the Company makes a bonus issue of Shares pro rata to shareholders (other than an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and no Shares have been allotted in respect of a Performance Right before the record date for determining entitlements to the bonus issue then number of Shares over which the Performance Right is exercisable will be increased by the number of Shares which the Participant would have received if the Performance Right had been exercised before the record date for the bonus issue.

7.2	Rights issue

If:
(a)	Shares are offered pro rata for subscription by the Company’s shareholders generally by way of a rights issue; and

(b)	the price at which each Share is so offered is less than the Market Value on the day of public announcement of the rights issue, the Exercise Price of each Performance Right is reduced according to the following formula unless the Exercise Price of the Performance Right is nil:

O’	=	O	-	E[P-(S+D)]
N + 1

where:

O’	=	the new Exercise Price of the Performance Right

O	=	the old Exercise Price of the Performance Right

E	=	the number of Shares to which a Participant is entitled under one Performance Right

P	=	the average market price per Share (weighted by reference to volume) sold in the ordinary course of trading on the ASX during the 5 trading days ending on the day before the ex rights date or ex entitlements date

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S	=	the subscription price for a Share under the pro rata issue

D	=	the dividend due but not yet paid on the existing Shares (except those to be issued under the pro rata issue)

N	=	the number of Shares with rights or entitlements that must be held to receive a right to one new Share.
7.3	Sub-division, consolidation, reduction or return

If there is any reorganisation, including any subdivision, consolidation, reduction or return of the issued capital of the Company, the number of Performance Rights to which each Participant is entitled or the Exercise Price (if any), or both, will be adjusted in the way specified by the Listing Rules from time to time.

7.4	Limited right to participate in new issues

Subject to the preceding paragraphs, during the currency of a Participant’s Performance Right and before its exercise, the Participant is not entitled to participate in any new issue of securities of the Company as a result of holding the Performance Right.

7.5	Cumulation of adjustments

Full effect must be given to these paragraphs 7.1, 7.2 and 7.3 as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative, the intention being that the adjustments they progressively effect must be such as to reflect in relation to the Shares comprised in a Performance Right the adjustments which on the occasions in question are progressively effective in relation to Shares already on issue. All adjustment calculations are to be to four decimal places and in the case of the Exercise Price (if any), to four decimal places expressed in cents.

Unless otherwise provided in these rules, a Participant has no right to:
(a)	change the Exercise Price of the Performance Right; or

(b)	change the number of Shares over which the Performance Right can be exercised.

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Schedule 3 — Performance Shares
1	Invitation to apply for Performance Shares

An Invitation to an Executive to apply for Performance Shares may be made on such terms and conditions as the Board decides from time to time, including as to:
(a)	the number of Performance Shares or the method of calculating the number of Performance Shares for which the Executive may apply;

(b)	whether the Performance Shares will CUFS or Shares;

(c)	the amount payable (if any) for the Performance Shares or how it is calculated;

(d)	the Prescribed Withdrawal Date or how it is calculated;

(e)	any Minimum Restriction Condition;

(f)	any Performance Condition; and

(g)	any Supplementary Condition.
2	Acquisition and allocation of Shares by Trustee

2.1	Capital contributions to Trust

On and from commencement of the Performance Share Plan, the Company or any Subsidiary may pay to the Trustee amounts determined by the Company from time to time to fund the Performance Share Plan, including acquisition of Shares and/or CUFS for the purposes of the Performance Share Plan or Plan Expenses.

2.2	Application of capital contribution

The Trustee may use any amounts received under paragraph 2.1 to acquire Shares and/or CUFS for the benefit of Participants, as directed from time to time by the Company. The Trustee must not repay to any Group Company any amount received as contributions for the acquisition of Shares.

2.3	Shares and CUFS held for Participants

On receipt of an application for Performance Shares, the Company at the discretion of the Board may cause the Trustee to hold Participant Shares on behalf of a Participant subject to the Terms of Conditions.

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2.4	Shares and CUFS registered in name of Trustee

Shares or CUFS acquired for a Participant under the Performance Share Plan are to be registered in the name of the Trustee, or a nominee of the Trustee, as determined from time to time and must be allocated to the Share Account of that Participant. A Participant has no rights and obligations under the Performance Share Plan unless and until Shares or CUFS which are registered in the name of the Trustee are allocated to that Participant’s Share Account.

2.5	Quotation

The Company must apply to ASX for official quotation of any Shares issued to the Trustee.

2.6	Notification to Participant

The Company must ensure that each Participant is notified in writing when Shares or CUFS are acquired and registered in the name of the Trustee for the benefit of that Participant and allocated to that Participant’s Share Account.

2.7	No fractions

The Trustee must not hold fractions of Shares or CUFS on behalf of a Participant. Any Shares remaining after the allocation of whole Shares to a Participant may be held in Reserve Account used by the Trustee to satisfy future applications made under the Performance Share Plan.

3	Restrictions on dealing with Participant Shares

3.1	Restriction on dealing

Except as provided in these rules, a Participant may not dispose of, deal in, or grant a Security Interest over, any interest in their Participant Shares (whether or not the Shares are subject to Minimum Restriction Conditions or Performance Conditions).

3.2	Arrangements to enforce restriction

The Trustee is entitled to make any arrangements it considers necessary to enforce the restriction in paragraph 3.1 and any Minimum Restriction Conditions or Performance Conditions, and Participants are bound by those arrangements and must take any steps reasonably required by the Trustee.

4	Dealing in Participant Shares

4.1	Withdrawal of Participant Shares
(a)	Unless otherwise prohibited from doing so under this paragraph 4, or unless the Participant Share has been forfeited, a Participant may submit a Notice of Withdrawal of Shares in accordance with the Terms and Conditions.

(b)	The Trustee may in its absolute discretion reject a Notice of Withdrawal of Shares.

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4.2	Minimum Restriction Conditions and Performance Conditions

Subject to paragraph 9, if a Participant Share is subject to a Minimum Restriction Condition and/or a Performance Condition, a Participant may not submit a Notice of Withdrawal of Shares unless all Minimum Restriction Conditions and Performance Conditions are satisfied (and in any situation referred to in paragraph 4.3(b)(i), is satisfied at the time of death or other cessation of employment), and then only to the extent permitted by the Performance Condition.

4.3	Withdrawal

A Participant may submit a Notice of Withdrawal of Shares only on or after:
(a)	the Prescribed Withdrawal Date for the Participant Share; or

(b)	any earlier date on which the Participant is entitled submit a Notice of Withdrawal of Shares:
(i)	under this paragraph 4 dealing with the Participant’s death or otherwise ceasing to be employed by a Group Company, and with situations where the employer ceases to be a Group Company or the business in which the Participant is employed is transferred; or

(ii)	under paragraph 9 dealing with takeover bids, change of control, court orders, Reorganisations and winding up.
4.4	Participant Share will be forfeited earlier on death or cessation of employment

A Participant’s Participant Shares will be forfeited for $1.00 in total unless the Terms of Issue provide otherwise on the latest of:
(a)	the expiry of 24 months after the Participant’s death, if death occurs before the Participant Share is forfeited under paragraph (b), (c) or (d);

(b)	the expiry of 24 months after the Participant ceases to be employed by a Group Company by reason of Retirement or permanent disability;

(c)	the expiry of 3 months after the Participant ceases to be employed by a Group Company for any other reason; and

(d)	if the Board extends the time during which a Notice of Withdrawal of Shares may be submitted under paragraph 4.7, the expiry of that time, provided that if the Board issues a notice under paragraph 4.5 or 4.6 advising the Participant that a Participant Share has been forfeited, the Participant Share is deemed to have been forfeited on the date of death or cessation of employment (as the case may be) and the Trustee and the Company has no obligation to comply with a Notice of Withdrawal of Shares purportedly submitted in respect of that Participant Share.

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4.5	Withdrawal on Participant’s death

If a Participant dies before submitting a Notice of Withdrawal of Shares, at a time when the individual:
(a)	is still an employee of a Group Company; or

(b)	having ceased to be employed by a Group Company, falls within the terms of paragraph 4.6, then (subject to the other provisions of this paragraph 4), the Participant may:
(c)	where the Minimum Restriction Conditions (if any) of a Participant Share have been satisfied, submit a Notice of Withdrawal of Shares in respect of that Participant Share at any time from the date of death until it is forfeited pursuant to paragraph 4.4, except a Participant Share is deemed to have been forfeited on the date of death where the Board reasonably determines and provides notice to the Participant in writing that the Participant Share has been forfeited the Trustee and the Company has no obligation to comply with a Notice of Withdrawal of Shares purportedly submitted in respect of that Participant Share; or

(d)	where the Minimum Restriction Conditions (if any) of a Participant Share have not been satisfied, if permitted by the Board in writing, submit a Notice of Withdrawal of Shares in respect of that Participant Share at any time from the date of death until it is forfeited.
4.6	Withdrawal on ceasing to be employed by a Group Company

If, before submitting a Notice of Withdrawal of Shares, a Participant ceases to be employed by a Group Company (other than by reason of his or her death), then (subject to the other provisions of this paragraph 4):
(a)	if the employment ceases by reason of Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.10 the Participant may:
(i)	where the Minimum Restriction Conditions (if any) of a Participant Share have been satisfied, submit a Notice of Withdrawal of Shares in respect of that Participant Share at any time from the date of cessation of employment until it is forfeited pursuant to paragraph 4.4, except a Participant Share is deemed to have been forfeited on the date of cessation of employment where the Board reasonably determines and provides notice to the Participant in writing that the Participant Share has been forfeited and the Trustee and the Company has no obligation to comply with a Notice of Withdrawal of Shares purportedly submitted in respect of that Participant Share; or

(ii)	where the Minimum Restriction Conditions (if any) of a Participant Share have not been satisfied, if permitted by the Board in writing, submit a Notice of Withdrawal of Shares in

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respect of that Participant Share from the date of cessation of employment until it is forfeited; or
(b)	if the employment ceases for a reason other than Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.10 the Participant may submit a Notice of Withdrawal of Shares at any time from the date of cessation until it is forfeited, only if permitted by the Board in writing.
4.7A	Notwithstanding any other provisions of these rules, a Participant may not submit a Notice of Withdrawal of Shares in relation to a Participant Share under these rules if the Participant Share has been forfeited.

4.7	Board may extend time for Notice of Withdrawal of Shares

Subject to paragraph 4.13, the Board may, in writing, extend a period during which a Participant may submit a Notice of Withdrawal of Shares under these rules.

4.8	Individual not treated as ceasing to be an employee

For the purposes of this paragraph 4, a Participant:
(a)	is not treated as ceasing to be an employee of a Group Company unless and until the individual is no longer an employee of any Group Company, whether or not in the same capacity as at the time the Participant Share was granted; and

(b)	subject to paragraph 4.9, is not treated as ceasing to be an employee of a Group Company if the individual is no longer an employee of any Group Company because:
(i)	the individual’s employer ceases to be a Group Company, whether or not, after the cessation, the individual remains an employee of that employer; or

(ii)	the individual is an employee of a business that is transferred to a person that is not a Group Company.
4.9	Participant Share will be forfeited if employer ceases to be a Group Company or on change in ownership of business

If a Participant is no longer an employee of a Group Company because of circumstances set out in paragraph 4.8(b)(i) or (ii), then the Participant’s Shares are forfeited for a total of $1.00 upon this occurring except where otherwise determined by the Board in writing, in which case the Participant’s Shares will be forfeited for a total of $1.00 on the latest of:
(a)	the expiration of 24 months after the date of the cessation or transfer (as the case may be);

(b)	if the Board extends the period during which a Notice of Withdrawal of Shares may be submitted under paragraph 4.7, the expiration of that time; and

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(c)	if the Participant dies before the Participant Share is forfeited under paragraph (a) or (b), the expiration of 24 months after the individual’s death.
4.10	Participant Share may be forfeited in the case of fraud or dishonesty

If, in the opinion of the Board, a Participant:
(a)	has committed (or it is evident the Participant intends to commit), any act (whether by omission or commission) which amounts or would amount to any of dishonesty, fraud, wilful misconduct, wilful breach of duty, serious and wilful negligence or incompetence in the performance of the Participant’s duties; or

(b)	is convicted of a criminal offence (other than a minor motor traffic offence or other trivial offence which does not impact on the Participant’s good fame and character or ability to perform his/her duties) or is guilty of any other wilful or recklessly indifferent conduct which, in the reasonable opinion of the Board, may injure or tend to injure the reputation and/or the business or operations of a Group Company, the Board may declare that any or all of the Participant’s Participant Shares have been forfeited for a total of $1.00, and the Participant Shares are forfeited accordingly.
4.10A	Discretion to determine that Performance Shares will not be forfeited

Notwithstanding any other paragraph in this Schedule 3, if a Participant ceases employment with the Company for any reason, or gives notice of their intention to cease employment with the Company, the Board may in its absolute discretion (on any conditions which it thinks fit) decide that some or all of the Participant’s unvested Performance Shares will not be forfeited at that time, but will be forfeited at the time and subject to the conditions it may specify by notice to the Participant, which may include one or more of the following:
(c)	that the period to which any Minimum Restriction Conditions and / or any Performance Condition relates is reduced to a period shorter than that which would otherwise apply;

(d)	that the Minimum Restriction Condition applicable to a Performance Share be waived; and

(e)	that a Performance Share which vests in accordance with the terms and conditions specified in the notice may be exercised within the period specified in paragraph 4.4 or any shorter period specified in the notice.
4.11	Withdrawal not permitted on bankruptcy

It is a condition precedent to submitting a Notice of Withdrawal of Shares that if the Participant is an individual, the Participant is not bankrupt and has not committed an act of bankruptcy or, if the Participant is deceased, the Participant’s estate is not bankrupt or if the Participant is not an individual,

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the Participant is not insolvent or subject to a resolution or order for winding up.

4.12	Shares/CUFS held in Reserve Account

Where Shares or CUFS are forfeited under this paragraph 4, the Trustee may either hold those Shares or CUFS (as applicable) in the Reserve Account or sell those Shares or CUFS and hold those proceeds to the Reserve Account.

4.13	Release of Participant Shares after 10 years

Subject to this paragraph 4, if a Participant has not submitted a Notice of Withdrawal of Shares to the Trustee within 30 days after the 10th anniversary of the Acquisition Date of the Participant’s Shares, then the Board may, in its absolute discretion, direct the Trustee (which direction the Trustee must comply with) to either:
(a)	transfer to the Participant some or all of the Participant’s Shares held by the Trustee on behalf of the Participant (and, in this case, the Participant irrevocably directs the Trustee to do all that is necessary on behalf of the Participant to effect and complete the transfer); or

(b)	sell, on behalf of the Participant, some or all of the Participant’s Shares held by the Trustee on behalf of the Participant.
4.14	Application of sale proceeds

If the Participant’s Shares are sold by the Trustee on behalf of the Participant, the Trustee must apply the proceeds of sale:
(a)	first, in payment of any stamp duty, tax, brokerage or like costs and expenses of the sale incurred by the Trustee on behalf of the Participant; and

(b)	second, the balance (if any) in payment to the Participant.
4.15	Sale of Participant Shares

Any direction by a Participant to the Trustee under this paragraph 4 to sell some or all of the Participant’s Shares on the Participant’s behalf is a direction to sell those Participant’s Shares at any time within 60 days of the date of the direction by instructing a Market Participant to sell the Participant’s Shares at the best price reasonably obtainable for that Participant’s Shares in the market at the time of sale.

4.16	Proceeds of sale deduction

If the Trustee, in its discretion, considers that it will be required to deduct or remit any amount in respect of taxation because the Participant’s Shares are to be transferred to the Participant or sold under this paragraph 4, then, despite anything else in these rules, the Trustee may retain and sell (on behalf of the Participant) a sufficient number of the Participant’s Shares to obtain cash to meet that obligation.

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4.17	Trustee may accumulate transfers

Where the Trustee is required to sell or transfer the Participant’s Shares under paragraph 4, the Trustee may accumulate the Participant Shares to be sold or transferred and deal with them all at or about the same time, provided that all outstanding sales and transfers are effected within 60 days after the date of the Participant’s direction or the Trustee’s decision to sell or transfer.

4.18	Trustee may defer sale or transfer

The Trustee may defer the sale or transfer of any Participant’s Shares under paragraph 4 until the Board has determined to its satisfaction that the Participant’s Shares have not been forfeited under this paragraph 4 in the particular circumstances of the Participant.

A Participant may agree with the Trustee to repay any debts owing or moneys payable to a Group Company on their behalf from the proceeds of sale of the Participant’s Shares.

4.19	Unclaimed moneys

If the Trustee cannot, within 12 months from the date of sale of a Participant’s Shares under this paragraph 4, locate the Participant (at their last residential address, as notified by the Participant) to pay any balance of the proceeds of sale of the Participant’s Shares in accordance with this paragraph 4, then the Trustee must transfer the proceeds to the Reserve Account.

4.20	Rectification

If:
(a)	a Participant’s Shares have been sold by the Trustee but it is subsequently proven to the satisfaction of the Trustee that those Participant’s Shares were not required to be sold; or

(b)	a Court or other competent authority orders the reinstatement of a person as a Participant of the Performance Share Plan, the Trustee may take the steps it considers necessary or desirable to put the affected Participant(s) or former Participant(s) in the same position (so far as is practicable) as they would have been had the Participant’s Shares not been sold.

Without limiting the above, the Trustee may in those circumstances:
(a)	allocate Shares or CUFS forfeited by other Participants under this paragraph 4 to the affected Participant’s or former Participant’s Share Account;

(b)	apply cash from the Reserve Account to acquire Shares or CUFS for the affected Participant or former Participant; and/or

(c)	treat the Acquisition Date of the Shares or CUFS (as applicable) credited to the affected Participant or former Participant’s Share Account as being a date other than the actual date of acquisition.

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5	Trustee may reject Notice of Withdrawal

If the Board determines that a Participant’s employment may be terminated by their Employer (or that the Participant may terminate their employment with a Group Company) in circumstances which may involve an act of fraud, defalcation or gross misconduct in relation to the Group then, despite anything else in these rules, the Board may direct the Trustee to reject any Notice of Withdrawal of Shares in relation to the Participant’s Shares (which direction the Trustee must comply with).

6	Reserve Account

6.1	Credit of Reserve Account

Any amounts, Performance Shares or other property standing from time to time to the credit of the Reserve Account must be held by the Trustee for the general purposes of the Performance Share Plan until applied in accordance with paragraph 6.2 or 6.3.

6.2	Application of Reserve Account amounts

The Trustee may apply any amount standing to the credit of the Reserve Account:
(a)	in meeting Plan Expenses; or

(b)	for any other purposes relevant to the Performance Share Plan, however no amount may be paid to, or applied for the benefit of, the Company or any other member of the Group.

6.3	Disposal of Performance Shares held in Reserve Account

Any Performance Shares standing to the credit of the Reserve Account, and any other property standing to the credit of the Reserve Account, may be sold or disposed of by the Trustee, in which case the sale proceeds are to be applied in accordance with paragraph 6.2.

7	Distribution of dividends, rights issues, bonus shares and interest

7.1	Distributions and other benefits

A Participant is entitled to receive any dividend or other distribution or entitlement in respect of Performance Shares which, at the record date for determining entitlements to those dividends or other distribution or entitlement, stand to the credit of the Share Account of that Participant. This applies even if the Performance Shares remain subject to Minimum Restriction Condition or Performance Condition, but does not apply if the Shares are forfeited under paragraph 4. Except as expressly provided for in these rules, the Trustee may determine the most practical means for the dividend, distribution or entitlement to be realised.

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7.2	Reserve Account Shares

Any dividends received by the Trustee in respect of Performance Shares which, at the record date for determining entitlements to those dividends, stand to the credit of the Reserve Account are to be credited to the Reserve Account and applied in accordance with paragraph 6.

7.3	Participation in schemes
(a)	A Participant is entitled to participate in any scheme for the reinvestment of dividends paid or payable from time to time by the Company, or any bonus election scheme which permits dividends paid or payable from time to time by the Company to be foregone and bonus shares to be issued in lieu, in respect of a Participant’s Shares and:

(b)	may do so by giving written notice to the Trustee;

(c)	the Participant’s participation must be in respect of all the Participant’s Shares, and not some only;

(d)	a Participant’s participation in a dividend reinvestment scheme or bonus share scheme under this paragraph continues until the Participant notifies the Trustee in writing that they no longer wish to participate in the scheme; and

(e)	where a Participant is participating in a dividend reinvestment scheme or a bonus share scheme under this paragraph, any Shares or CUFS which are received by the Trustee in respect of Performance Shares that, at the record date for determining entitlements to those shares stand to the credit of the Share Account of that Participant, must be credited to the Share Account of that Participant and must not be subject to any Minimum Restriction Condition or Performance Condition. Participants are not entitled to fractions of Shares, which are to be credited to the Reserve Account and applied in accordance with paragraph 6.
7.4	Rights issues
(a)	If the Company announces a Rights issue:

(b)	the Trustee must notify each Participant of the Rights issue, and offer each Participant an opportunity to require the Trustee to exercise those Rights in respect of Participant Shares;

(c)	if the Participant wants the Trustee to exercise the relevant Rights, they must give a written direction to the Trustee to this effect and pay the issue price to the Trustee by the time and in the manner specified in the notice referred to in paragraph 7.4(a);

(d)	any Shares or CUFS allotted to the Trustee as a result of the Trustee exercising Rights in accordance with this paragraph 7.4 must be credited to the Share Account of the relevant Participant and are not subject to any Minimum Restriction Condition or Performance Condition; and

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(e)	if the Rights are renouncable and a Participant declines, or does not respond to, the offer made by the Trustee under paragraph 7.4(a), the Trustee must use its best endeavours to sell those Rights. The Participant is entitled to receive the net proceeds of that sale, and the Trustee must pay the net proceeds of that sale to the Participant.
7.5	Bonus shares
(a)	Any bonus shares which are received by the Trustee in respect of Performance Shares that, at the record date for determining entitlements to those bonus shares, stand to the credit of:

(b)	any Share Account of a Participant — are to be credited to that Share Account, and are deemed for the purposes of these rules to have been credited to that Share Account at the same time as the Performance Shares in respect of which the bonus shares are issued were credited to the Share Account. Bonus shares are to be subject to the same Minimum Restriction Conditions and Performance Conditions as the Shares or CUFS (as applicable) in respect of which they are issued. Participants are not entitled to fractions of bonus shares, which are to be credited to the Reserve Account and applied in accordance with paragraph 6; or

(c)	the Reserve Account — are to be credited to the Reserve Account and applied in accordance with paragraph 6.
7.6	Interest

Any interest or other earnings derived by the Trustee and not otherwise provided for under this paragraph 7, whether attributable to amounts standing to the credit of the Share Accounts of Participants or to amounts standing to the credit of the Reserve Account, are to be credited to the Reserve Account and applied in accordance with paragraph 6.

8	Voting rights

8.1	Notices to be forwarded to Participant

A copy of all notices of General Meetings of members of the Company received by the Trustee must be forwarded to each Participant unless the Participant has notified the Trustee that they do not wish to receive the notices.

8.2	Participant may direct voting

Subject to the terms of issue of the relevant Performance Shares, a Participant may direct the exercise of any voting rights attaching to the Participant’s Shares by directing the Trustee how the relevant voting rights are to be exercised at any meeting of members of the Company.

8.3	Trustee to follow directions

The Trustee must exercise the voting rights attached to Participant’s Shares in accordance with the instructions of a Participant given under paragraph 8.2

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and received by the Trustee not less than 72 hours before the relevant meeting.
8.4	No voting if no direction

The Trustee must not exercise any voting rights attaching to any Participant Shares in respect of which it has not received instructions in accordance with this paragraph 8.

9	Takeover offers, Reorganisations and compulsory acquisition

9.1	Trustee not to accept

The Trustee must not accept any offer made for any Performance Shares, and any purported acceptance by a Participant in respect of their Participant Shares is of no force or effect, unless:
(a)	the Board makes a decision in accordance with paragraph 9.2 and a Participant issues a notice in accordance with paragraph 9.4; or

(b)	the Board gives a direction in accordance with paragraph 9.5.
9.2	Takeovers and reorganisation: Board determination

If:
(a)	a takeover bid is made for all or part of the Shares, the Board may declare that a Participant is permitted, if they wish, to direct the Trustee to accept the offer on the Participant’s behalf in respect of all or part of the Participant’s Shares on the terms, and in the circumstances, determined by the Board in its absolute discretion;

(b)	a proposed Reorganisation is announced, the Board may:
(i)	on the terms and in the circumstances determined by the Board in its absolute discretion, declare that a Participant is permitted, if they wish, to direct the Trustee to sell, on the Participant’s behalf, the Participant’s Shares by instructing a Market Participant; or

(ii)	make any other determination in relation to Participant’s participation in the proposed Reorganisation as it sees fit including, but not limited to, the matters referred to in paragraph 9.3.
9.3	Examples of Board determination

Without limiting the scope of the Board’s determination under paragraph 9.2, the Board may determine:
(a)	the form of consideration to be received by the Trustee on behalf of the Participant for the Participant’s Shares (for example, cash, shares, other securities or a combination of them);

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(b)	the extent to which non-cash consideration received by the Trustee on behalf of the Participant for the Participant’s Shares will be converted into cash in accordance with paragraphs 9.9 to 9.11;

(c)	that any shares or other securities received by the Trustee on behalf of the Participant for the Participant’s Shares are not to be transferred to the Participant, but rather:
(i)	be treated in accordance with these rules as if they were Participant Shares; and

(ii)	be deemed, for the purposes of these rules, to have been credited to the Share Account of that Participant at date(s) as near as possible to the date(s) when the Participant’s Shares, in respect of which the Participant directed the Trustee to accept the offer, were credited to that account.
9.4	Participant’s direction in writing

A Participant, who wishes to direct the Trustee to accept an offer in respect of all or part of the Participant’s Shares in accordance with the Board determination (if any), must do so by giving notice in writing to the Trustee on or before the day specified in the Board determination.

9.5	Reserve Account Shares

Where an offer is made for all or part of the Shares, the Board may direct the Trustee to accept that offer in respect of all or part of the Performance Shares standing to the credit of the Reserve Account, in which case the money or other consideration received by the Trustee for accepting the offer is to be credited to the Reserve Account and applied in accordance with paragraph 6.

9.6	Compulsory acquisition: continued application of these rules

The Board may determine that any shares or other securities received by the Trustee in consideration for the compulsory acquisition of any Participant’s Shares are not to be transferred to the Participant, but rather are to be dealt with in accordance with the Board’s determination. Without limiting the scope of the Board’s determination, the Board may determine that those shares or other securities are to be:
(a)	treated in accordance with these rules as if they were Performance Shares; and

(b)	deemed, for the purposes of these rules, to have been credited to the Share Account of the Participant at date(s) as near as possible to the date(s) when the Performance Shares, which were compulsorily acquired in consideration for those shares or securities, were credited to that account.
9.7	Compulsory acquisition: Reserve Account Shares

If any Performance Shares standing to the credit of the Reserve Account are subject to compulsory acquisition under any law, the money or other consideration received by the Trustee in respect of that compulsory

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acquisition is to be credited to the Reserve Account and applied in accordance with paragraph 6.

9.8	Procedure to convert non-cash consideration

If the Trustee is required, by a Board determination, to convert non-cash consideration received on the sale of Participant Shares to cash the Trustee must apply the cash received on conversion:
(a)	first, in payment of any stamp duty, tax (including brokerage or like costs and expenses) of the sale incurred by the Trustee on behalf of the Participant; and

(b)	second, the balance (if any) in payment to the Participant.
A Participant may agree with the Trustee to repay any debts owing or moneys payable to a Group Company, on their behalf from the proceeds of sale of the non-cash consideration.

9.9	Conversion of non-cash consideration: authorisation

Each Participant irrevocably authorises the Trustee to take any action reasonably necessary to convert non-cash consideration received by the Trustee on behalf of the Participant for the Participant’s Shares, (other than non-cash consideration which is not to be transferred in accordance with paragraph 9.3 and paragraph 9.6) to pay the cash received in accordance with paragraph 9.8.

9.10	Conversion of non-cash consideration

Any direction to convert non-cash consideration to cash is a direction to sell that non-cash consideration at any time within 60 days of the date of the direction at the best price reasonably obtainable for that non-cash consideration in the market at the time of sale.

9.11	Trustee may accumulate transfers

If the Trustee is required to sell non-cash consideration under paragraph 9.8, the Trustee may accumulate the non-cash consideration to be sold and deal with them all at or about the same time, provided that all outstanding sales and transfers are effected within 60 days of the direction.

9.12	Unclaimed moneys

If the Trustee cannot, within 12 months from the date of sale of non-cash consideration under this paragraph 9, locate the Participant (at their last residential address, as notified by the Participant) to pay any balance of the proceeds of sale of the Participant’s non-cash consideration in accordance with this paragraph 9, then the Trustee must transfer the proceeds to the Reserve Account.

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10	Change of Trustee and Trustee powers

10.1	Board may appoint new Trustee

The Board may by resolution appoint a new Trustee from time to time.

10.2	Ceasing to be Trustee

The Trustee ceases to be the Trustee:
(a)	when the Board serves notice in writing to that effect on the Trustee;

(b)	when the Trustee serves notice in writing to that effect on the Board; or

(c)	when a provisional liquidator, receiver, administrator or receiver and manager of the Trustee is appointed to the Trustee or the Trustee goes into liquidation or an order or resolution is made for its winding up.
10.3	Transfer of assets

On a change of Trustee, the retiring Trustee must promptly and expeditiously execute all transfers, deeds or other documents necessary to transfer all money and property held under the terms of these rules into the name of the new Trustee.

10.4	Powers of Trustee

Subject to rule 4.1 and without prejudice to the powers vested in the Trustee by these rules or otherwise, the Trustee has the following powers:
(a)	to enter into and execute all contracts, deeds and documents and do all acts, matters or things which it may deem expedient for the purpose of giving effect to and carrying out the trusts, authorities, powers and discretions conferred on the Trustee by these rules;

(b)	to subscribe for, purchase or otherwise acquire and to sell or otherwise dispose of property, rights or privileges which the Trustee is authorised by these rules to acquire or dispose of on terms and conditions it thinks fit;

(c)	to appoint and at its discretion remove or suspend custodian trustees, managers, agents and servants, determine the powers and duties to be delegated to them and pay such remuneration to them as it may think fit;

(d)	to institute, conduct, defend, compound, settle or abandon any legal proceedings concerning the affairs of the Performance Share Plan, and also to compound and allow time for payment or satisfaction of any debts due and any claim or demands by or against the Trustee concerning the Performance Share Plan;

(e)	to open bank accounts and to retain on current or deposit account at any bank, those moneys as it considers proper and to make

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regulations for the operation of those bank accounts, including the signing and endorsing of cheques;

(f)	to subscribe for, purchase or otherwise acquire and hold Performance Shares and transfer them to persons in accordance with these rules;

(g)	to receive distributions paid on Performance Shares and to apply those amounts in accordance with these rules;

(h)	to sell Performance Shares and apply the proceeds of sale in accordance with these rules;

(i)	to sell or take up any Rights and apply the proceeds of sale or resulting Shares or other securities in accordance with these rules;

(j)	to take and act on the advice or opinion of any legal practitioner (whether in relation to the interpretation of these rules or any other document or statute or as to the administration of the Trust) or any other professional person, and whether obtained by the Trustee or not, without being liable in respect of any act done by it in accordance with that advice or opinion;

(k)	to make rules or to adopt procedures not inconsistent with the provisions of these rules in relation to the calculation and rounding off of contributions, dividends, interest or other amounts, the determination of periods of time, and any other matters as are appropriate for the convenient administration of the Performance Share Plan;

(l)	to pay from the funds of the Trust any Plan Expenses;

(m)	generally to do all acts and things as the Trustee may consider necessary or expedient for the administration, maintenance and preservation of the Performance Share Plan and in performance of its obligations under these rules.
10.5	Trustee may appoint delegate

The Trustee may from time to time delegate to any director of the Trustee, or other person appointed by the Trustee, the right and power on behalf of the Trustee to sign, draw, endorse, or otherwise execute, as the case may be, all or any:
(a)	cheques, drafts and other negotiable or transferable instruments;

(b)	receipts for money paid to the Trustee; and

(c)	other documents connected with the due administration of the Performance Share Plan or with these rules.
10.6	Transfers and payments

No transfer, distribution or payment under these rules is to be made until the Trustee has ascertained that it may be made in accordance with the provisions of these rules.

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10.7	Good faith

Any transfer, distribution or payment made in good faith to a person believed by the Trustee to be entitled to receive it is, for the purposes of these rules, deemed to be a transfer, distribution or payment (as the case may be) to the person entitled to receive it and is a valid discharge to the Trustee in respect of the transfer, distribution or payment.

10.8	Trustee’s discretions: generally

The Trustee, or any director or other officer of the Trustee, may exercise or concur in exercising all powers and discretions conferred on the Trustee, director or officer (as the case may be), by law even though it or they may have a direct or other personal interest in the mode or result of exercising that power or discretion. The director or officer may nevertheless abstain from acting, except as a formal party, in any matter in which they may be personally interested.

10.9	Trustee’s discretion where Participant impaired

If a Participant, or person who is entitled to any Performance Shares or other property or to payment of any amount under these rules, is under any legal, physical, mental or other disability of any kind and is, in the opinion of the Trustee, unable to properly and competently manage their financial affairs, the Trustee may transfer all or part of the relevant Performance Shares or other property, or make payment of all or part of the relevant amount (as the case may be), to any other person as the Trustee, in its sole discretion, sees fit, to be held for the benefit of the Participant or person otherwise entitled. The Trustee is not liable for or responsible for seeing to the subsequent application of the Performance Shares or other property transferred or amounts paid, and the receipt of the recipient, transferee or payee is a good discharge.

10.10	Unfettered powers and discretion

The Trustee in the exercise of the powers and discretions vested in it by these rules has an absolute and uncontrolled discretion and may exercise or enforce all or any of those powers and discretions at any time and from time to time or may refrain from exercising all or any of them from time to time or at all.

10.11	Extension of time

Without limiting paragraph 10.10, the Trustee has a discretion to extend the period within which a Participant must give a notice to the Trustee or exercise a right conferred on the Participant under these rules where, in all the circumstances, the Trustee considers that it would unfairly prejudice the Participant or their estate not to do so.

10.12	Remuneration of Trustee

The Trustee is not entitled to receive from the Performance Share Plan any commission or other remuneration in respect of its office, but the Company may if it thinks fit pay to the Trustee any remuneration it thinks fit from its own resources.

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10.13	Trustee not to use trust property as security

The Trustee must not use any Participant Shares as security.

11	Trustee’s warranties

11.1	Trustee authorised

If the Trustee is not a Group Company, the Trustee represents and warrants to the Company on the date of these rules and throughout the term of its appointment as trustee of the Trust that:
(a)	it is duly incorporated and validly exists under the law of its place of incorporation;

(b)	it has taken all necessary action to authorise the execution, delivery and performance of these rules in accordance with its terms;

(c)	it has full power to enter into and perform its obligations under these rules and can do so without the approval or consent of any other person; and

(d)	its obligations under these rules are valid and binding and are enforceable against it in accordance with its terms.
11.2	Compliance with law

If the Trustee is not a Group Company, the Trustee represents and warrants to the Company on the date of these rules and throughout the term of its appointment as trustee of the Trust that the execution, delivery and performance by it of its obligations under these rules and any other document to be executed by it pursuant to or in connection with these rules complies with:
(a)	each law, and each regulation, authorisation, ruling, judgment, order or decree of any government agency which is binding on it;

(b)	its constitution; and

(c)	any other document which is binding on it, and will not result in a breach of, or give any third party a right to terminate or modify, any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any court, government agency or regulatory body to which it is a party or by which it is bound.
11.3	Solvency of Trustee

If the Trustee is not a Group Company, the Trustee represents and warrants to the Company on the date of these rules and throughout the term of its appointment as trustee of the Trust that it is not insolvent, in liquidation or administration and no proceedings have been brought or threatened for the purpose of winding it up or placing it in administration. No petition or other process for winding-up has been presented or threatened against it and there are no circumstances justifying such a petition or other process. No writ of execution has issued against it and is outstanding. No receiver, receiver and

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manager or other controller, administrator or similar official has been appointed over any part of its undertaking or assets and there are no circumstances (including execution of the trust deed constituting the Trust) justifying an appointment.

12	Licences obtained

If the Trustee is not a Group Company, the Trustee represents and warrants to the Company on the date of these rules and throughout the term of its appointment as trustee of the Trust that:
(a)	it has all statutory licences, consents and authorisations required to execute, deliver and perform its obligations under these rules and any other documents to be executed by it pursuant to or in connection with these rules (“Licence”);

(b)	all conditions which apply to any such Licence have been (or will be) complied with in all material respects;

(c)	no Licences have been breached by it or are likely to be suspended, cancelled, refused, materially altered, not renewed, or revoked; and

(d)	in particular, it warrants that it will comply with its obligations under Part 7 of the Corporations Act with respect to its role as trustee of the Trust and its obligations under these rules.
13	Trust property and investments

13.1	Trust property

The Trust’s property consists of:
(a)	the settlement sum referred to in Trust Deed constituting the Trust;

(b)	contributions made to the Trust under these rules;

(c)	Performance Shares; and

(d)	any other moneys or property received by the Trustee for the purposes of the Performance Share Plan, and the investments and property from time to time representing the above, together with all associated income, additions or accretions.
13.2	Investments

Any moneys that may be held by the Trustee, but which are not currently required for the purposes of the Performance Share Plan, may in the absolute discretion of the Trustee be placed on deposit with any bank, company or financial institution or invested in any one or more of the modes of investment authorised by law for the investment of trust funds or in any manner in which the Trustee could invest, if it were personally entitled to those moneys.

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13.3	Characterisation of income and capital

Before the end of each Year of Income, the Trustee may decide whether:
(a)	any amount received or held by the Trustee under the Performance Share Plan is to be treated as being on income or capital account; and

(b)	any actual or deemed capital gain arising in that Year of Income under the Tax Act is to be included as income of the Trust estate constituted by the Trust Deed.
Unless the Trustee has made a decision under this paragraph 13.3, an item is taken into account in calculating the income of the Trust estate constituted by the Trust Deed if it would be taken into account in calculating the Net Income of the Trust.

Where the income of the Trust estate constituted by the Trust Deed determined under this paragraph 13 includes the amount of a deemed capital gain arising from the appointment or distribution of part of the income or property of the Trust during a Year of Income in favour of a Participant, or a fund, the Trustee may decide that such amount has been distributed to that Participant or fund by virtue of that appointment or distribution.

The Trustee may decide that any part of a payment or distribution made under the Performance Share Plan is to be from a particular class or source of income or property of the Performance Share Plan.

14	Records and accounts

14.1	Separate Participant accounts

The Trustee must cause a Share Account to be opened and maintained in respect of each Participant in which the following are to be recorded:
(a)	Performance Shares allocated to the Participant;

(b)	Performance Shares transferred from the Share Account to the Participant;

(c)	Performance Shares or amounts transferred from the Share Account to the Reserve Account; and

(d)	any other credit or debit made to the Share Account for the purposes of, or in accordance with, these rules.
14.2	Notification to Participant

At least once each year, at a time the Trustee considers appropriate, the Trustee must notify each Participant of the number of their Participant Shares and any other information the Trustee considers appropriate.

14.3	Reserve Account to be opened and maintained

The Trustee must cause a Reserve Account to be opened and maintained, in which the following are to be recorded:

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(a)	Performance Shares or amounts transferred between any Share Account and the Reserve Account;

(b)	any dividends, Rights, bonus shares, interest or other earnings or other amounts credited to the Reserve Account under paragraph 6 ;

(c)	any application of any amount standing to the credit of the Reserve Account in accordance with these rules;

(d)	any sale or disposal of Performance Shares or other property standing to the credit of the Reserve Account in accordance with these rules; and

(e)	any other credit or debit made to the Reserve Account for the purposes of these rules.
14.4	Other accounts

The Trustee must keep, or cause to be kept, any other accounts and records necessary for the operation of the Performance Share Plan and the Trust.

14.5	Inspection of accounts

The books of account of the Trust must be maintained at the registered office of the Company and be available for inspection by Participants during normal business hours in Australia, or other times agreed between the Trustee and relevant Participants, free of charge, on prior written request.

14.6	Audit of accounts

The Trustee must appoint an auditor of the Trust. The Trustee must cause the books of account to be audited annually by the Trust’s auditor and must ensure that the auditor has access to all papers, accounts and documents concerned with or relating to the Trust.

15	Obligations and indemnity of the Trustee

15.1	Trustee indemnity

Without derogating from the right of indemnity given by law to trustees, the Company agrees to indemnify and continue to indemnify the Trustee:
(a)	in respect of all liabilities, costs and expenses incurred by the Trustee in the execution or purported execution of the Trust or any of the powers, authorities or discretions vested in the Trustee; and

(b)	from and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted to be done,

(c)	other than a liability or claim arising out of the Trustee’s negligence, dishonesty, fraud or the Trustee wilfully or knowingly being a party to (if internal) a breach of trust.

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15.2	No Trustee liability

The Trustee is not under any liability whatsoever to any Group Company except in the event of:
(a)	the Trustee’s negligence, dishonesty, fraud or wilful breach of trust; or

(b)	the negligence, dishonesty, fraud or wilful breach of trust of any of the Trustee’s employees or agents.
15.3	Participant not liable

Nothing in paragraph 15 enables the Trustee to recover any liabilities, costs and expenses from any Participant.

15.4	No right against Participant

Except as expressly provided in these rules, the Trustee has no right of indemnity against a Participant personally.

16	Termination

16.1	Termination of the Trust

The Trust terminates and is to be wound up (as provided below) on the occurrence of any of the following events:
(a)	if the Plan is terminated under rule 6;

(b)	if the Board determines that the Trust is to be wound up; or

(c)	should the Trust be at any time subject to the rule of law against perpetuity, on the later of:
(i)	the date on which the Trust becomes subject to the rule of law against perpetuity; and

(ii)	the 80th anniversary of the date of these rules.
16.2	Termination: sale and application of proceeds

On the Plan and the Trust terminating in accordance with paragraph 16.1(a), the Trustee must either, in its absolute discretion, transfer the Participant Shares to the Participant of the Performance Share Plan or sell the Participant Shares. If the Participant Shares are sold, the Trust must apply the proceeds received in the manner set out in paragraph 4.14.

16.3	Application of residual amount

If, after selling Performance Shares and applying the proceeds in accordance with paragraph 16.2, any Performance Shares or other assets of the Performance Share Plan remain, they and the proceeds of their sale must be firstly applied in meeting any Plan Expenses and the costs and liabilities of

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winding up the Performance Share Plan, and then be applied by the Trustee to or for the benefit of:
(a)	any other employee share plan or employee incentive plan or scheme for the benefit of employees of the Group; or

(b)	any superannuation or similar fund for the benefit of employees of the Group, as the Trustee in its absolute discretion determines and, if applied to two or more plans or schemes, in the proportions as the Trustee in its absolute discretion determines.

16.4	Company’s obligation for any shortfall

To the extent that the Performance Shares or other assets or the proceeds of their sale are not sufficient to meet all Plan Expenses and the costs and liabilities of winding up the Performance Share Plan, they are to be met by the Company.

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Schedule 4 — Award
1	Invitation to apply for an Award

An Invitation to an Executive to apply for an Award may be made on such terms and conditions as the Board decides from time to time, including as to:
(a)	the Prescribed Qualification Date or how it is calculated;

(b)	the Determination Date;

(c)	the number of Shares or CUFS on which the Payout will be calculated;

(d)	any Payout Vesting Conditions;

(e)	any Payout Qualification Conditions;

(f)	any Supplementary Conditions; and

(g)	the Payout Date.
2	Grant of Awards

2.1	Company to grant Awards

On receipt of an application for Awards, the Company at the discretion of the Board may grant Awards to the Executive specified in the Invitation, subject to the Terms and Conditions of Award.

2.2	Notification to Participant

Following the grant of an Award a Participant under paragraph 2.1, the Company will notify the Participant in writing:
(a)	the Prescribed Qualification Date or how it is calculated;

(b)	the Determination Date;

(c)	the number of Shares or CUFS on which the Payout will be calculated;

(d)	the Payout Date; and

(e)	other terms and conditions (if any) as determined by the Board.

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2.3	Restrictions on dealing with Awards

A Participant may not sell, assign, transfer or otherwise deal with, or grant a Security Interest over, an Award granted to the Participant. The Award lapses immediately on purported sale, assignment, transfer, dealing or grant of Security Interest, unless the Board in its absolute discretion approves the dealing or the transfer or transmission is effected by force of law on death or legal incapacity to the Participant’s legal personal representative.

3	Payment of Payouts

3.1	Payout Vesting Conditions and Payout Qualification Conditions

Subject to paragraph 4, if a Participant’s Award is subject to Payout Vesting Conditions and/or Payout Qualification Conditions, the Participant will not qualify for payment of the Payout unless all Payout Vesting Conditions and Payout Qualification Conditions are satisfied (and in any situation referred to in paragraph 3.3(b)(i), is satisfied at the time of death or other cessation of employment), and then only to the extent permitted by the Payout Qualification Condition.

3.2	Timing of Payment

The Company will pay the Payout to the Participant on or before the Payout Date.

3.3	Qualification date

A Participant will qualify for a Payout only on:
(a)	the Prescribed Qualification Date for the Payout; or

(b)	any earlier date on which the Participant qualifies for the Payout:
(i)	under this paragraph 3 dealing with the Participant’s death or otherwise ceasing to be employed by a Group Company, and with situations where the employer ceases to be a Group Company or the business in which the Participant is employed is transferred; or

(ii)	under paragraph 4 dealing with takeover bids, change of control, court orders, Reorganisations and winding up.
3.4	Award will lapse earlier on death or cessation of employment

A Participant’s Award lapses on the latest of:
(a)	the expiry of 24 months after the Participant’s death, if death occurs before the Award lapses under paragraph (b) or (c);

(b)	the expiry of 24 months after the Participant ceases to be employed by a Group Company by reason of Retirement or permanent disability; and

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(c)	the expiry of 3 months after the Participant ceases to be employed by a Group Company for any other reason, provided that if the Board issues a notice under paragraph 3.5 or 3.6 advising the Participant that a Vested Award has lapsed, the Award is deemed to have lapsed on the date of death or cessation of employment (as the case may be) and the Company has no obligation to make a Payout in respect of the Vested Award.

3.5	Qualification for a Payout on Participant’s death

If a Participant dies before qualifying for a Payout, at a time when the individual:
(a)	is still an employee of a Group Company; or

(b)	having ceased to be employed by a Group Company, falls within the terms of paragraph 3.6, then (subject to the other provisions of this paragraph 3), the Participant will:
(c)	qualify to receive a Payout in respect of a Vested Award on the date of death except a Vested Award is deemed to have lapsed on the date of death where the Board reasonably determines and provides notice to the Participant in writing that the Vested Award has lapsed and the Company has no obligation to make a Payout in respect of the Vested Award; or

(d)	if permitted by the Board in writing, qualify to receive a Payout in respect of an Award that is not a Vested Award on the date of death.
3.6	Qualification for a Payout on ceasing to be employed by a Group Company

If, before qualifying for a Payout, a Participant ceases to be employed by a Group Company (other than by reason of his or her death), then (subject to the other provisions of this paragraph 3):
(a)	if the employment ceases by reason of Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 3.9 the Participant will:
(i)	qualify to receive a Payout in respect of a Vested Award on the date of cessation of employment, except a Vested Award is deemed to have lapsed on the date of cessation of employment where the Board reasonably determines and provides notice to the Participant in writing that the Vested Award has lapsed and the Company has no obligation to make a Payout in respect of the Vested Award; or
(ii)	if permitted by the Board in writing, qualify to receive a Payout in respect of an Award that is not a Vested Award on the date of cessation of employment; or

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(b)	if the employment ceases for a reason other than Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 3.9 the Participant is qualified to receive a Payout on the date of cessation, only if permitted by the Board in writing.
3.7	Individual not treated as ceasing to be an employee

For the purposes of this paragraph 3, a Participant:
(a)	is not treated as ceasing to be an employee of a Group Company unless and until the individual is no longer an employee of any Group Company, whether or not in the same capacity as at the time the Award was granted; and

(b)	subject to paragraph 3.8, is not treated as ceasing to be an employee of a Group Company if the individual is no longer an employee of any Group Company because:
(i)	the individual’s employer ceases to be a Group Company, whether or not, after the cessation, the individual remains an employee of that employer; or

(ii)	the individual is an employee of a business that is transferred to a person that is not a Group Company.
3.8	Award lapses if employer ceases to be a Group Company or on change in ownership of business

If a Participant is no longer an employee of a Group Company because of circumstances set out in paragraph 3.7(b)(i) or (ii), then the Awards lapse upon this occurring except where otherwise determined by the Board in writing, in which case the Participant’s Awards lapse on the latest of:
(a)	the expiration of 24 months after the date of the cessation or transfer (as the case may be); and

(b)	if the Participant dies before the Award lapses under paragraph (a), the expiration of 24 months after the individual’s death.
3.9	Award may lapse in the case of fraud or dishonesty

If, in the opinion of the Board, a Participant:
(a)	has committed (or it is evident the Participant intends to commit), any act (whether by omission or commission) which amounts or would amount to any of dishonesty, fraud, wilful misconduct, wilful breach of duty, serious and wilful negligence or incompetence in the performance of the Participant’s duties; or

(b)	is convicted of a criminal offence (other than a minor motor traffic offence or other trivial offence which does not impact on the Participant’s good fame and character or ability to perform his/her duties) or is guilty of any other wilful or recklessly indifferent conduct which, in the reasonable opinion of the Board, may injure or

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tend to injure the reputation and/or the business or operations of a Group Company, the Board may declare that any Award has lapsed, and the Award lapses accordingly.
3.10	Not qualify for a Payout on bankruptcy

It is a condition precedent to qualification for a Payout that if the Participant is an individual, the Participant is not bankrupt and has not committed an act of bankruptcy or, if the Participant is deceased, the Participant’s estate is not bankrupt or if the Participant is not an individual, the Participant is not insolvent or subject to a resolution or order for winding up.

3.11	Ceasing to be an Executive

Where a Participant qualifies for a Payout under this paragraph 3 (other than paragraph 3.3(a)) and paragraph 4, the Board may in its discretion adjust the amount of the Payout pro rata based on the proportion which the period from the date the Board accepts the Participant’s application to participate in the Plan (“Acceptance Date”) to the date the Participant ceases to be an Executive bears to the period from the Acceptance Date to the Prescribed Qualification Date.

3.12	Notice

The Company will notify Participants of any adjustment that will be made to a Payout within a reasonable time of the event which gave rise to the adjustment under paragraph 3.11 occurring.

3.13	Discretion to determine that Award will not lapse

Notwithstanding any other paragraph in this Schedule 4, if a Participant ceases employment with the Company for any reason, or gives notice of their intention to cease employment with the Company before the Payout of an Award, the Board may in its absolute discretion (on any conditions which it thinks fit) decide that some or all of the Award does not lapse, but lapses at the time and subject to the conditions it may specify by notice to the Participant, which may include one or more of the following:
(a)	that the period to which any Payout Vesting Condition and / or any Payout Qualification Condition relates is reduced to a period shorter than that which would otherwise apply;

(b)	that the Payout Vesting Criteria applicable to an Award be waived; and

(c)	that an Award which vests in accordance with the terms and conditions specified in the notice may be exercised within the period specified in paragraph 3.4 or any shorter period specified in the notice.

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4	Takeover, Reorganisation and winding-up

4.1	Takeover bid

If a takeover bid is made to acquire any Shares, at any time any offers under a takeover bid remain open for acceptance, the Board may give written notice of the bid to each Participant, stating that the Participant has qualified to receive a Payout on such date specified in the notice.

4.2	Application to the court

If the Board determines that an application is to be made to the court under for a meeting to be held as described in paragraph 4.4, the Board may give written notice of the application to each Participant, stating that the Participant has qualified to receive a Payout on such date specified in the notice.

4.3	Change of control

If, pursuant to a takeover bid or otherwise, any person together with their associates acquire Shares, which when aggregated with Shares already acquired by such person and their associates, comprise more than 30% of the issued Shares of the Company, the Board may give written notice to each Participant stating that the Participant has qualified to receive a Payout on such date specified in the notice.

4.4	Meeting to consider a Reorganisation

If, pursuant to the Articles of Association, Applicable Regulations or otherwise, the Board determines to convene a General Meeting or other meeting of holders of the Company’s securities or a meeting of the Company’s creditors, or a court orders a meeting, to be held in relation to a proposed Reorganisation, the Board may give written notice to each Participant stating that the Participant has qualified to receive a Payout on such date specified in the notice.

4.5	Compulsory acquisition, Reorganisation or winding up

If:
(a)	a person becomes bound or entitled to compulsorily acquire Shares in the Company under the Articles of Association or Applicable Regulations;

(b)	a Reorganisation is sanctioned by one or more of the following under the Articles of Association, Applicable Regulations or otherwise:
(i)	a court;

(ii)	a General Meeting or other meeting of holders of the Company’s securities; or
(c)	a meeting of the Company’s creditors; or

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(d)	the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company, then the Board may give written notice to each Participant stating that the Participant has qualified to receive a Payout on such date specified in the notice.

5	Adjustments

The Company may, as reasonably determined by the Board, adjust the Payout if any of the following occurs which affects the number of Shares on issue:
(a)	a bonus issue of Shares (including an issue by way of a dividend); or

(b)	a capital reconstruction of the issued capital of the Company including by a consolidation or sub-division.
6	Taxes

Payouts shall be reduced by any taxes that are required to be withheld from such payments.

7	No interest in units or shares

For the avoidance of doubt, nothing in this schedule confers or is intended to confer on a Participant any interest in a unit, share or other security in the Group or any right to acquire a share or other security in the Group or any other body corporate or entity or any right or benefit generally accorded to holders of Shares or CUFS.

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Schedule 5 — RSUs
1	Invitation to apply for RSUs

An Invitation to an Executive to apply for RSUs may be on such terms and conditions as the Board decides from time to time, including as to:
(a)	the number of RSUs or the method of calculating the number of RSUs for which that Executive may apply;

(b)	the amount payable (if any) for the grant of an RSU or how it is calculated;

(c)	whether the RSUs will vest as CUFS or Shares;

(d)	any Vesting Condition; and

(e)	any Supplementary Condition.
2	Grant of RSUs

2.1	Company to grant RSUs

On receipt of an application for RSUs, the Company at the discretion of the Board may grant RSUs to the Executive specified in the Invitation, subject to the Terms and Conditions of RSU Grant.

2.2	Certificate or statement

Following the grant of RSUs under paragraph 2.1, the Company will issue to the Participant a certificate and/or other document that states or together state with respect to that grant:
(a)	the number of RSUs granted;

(b)	the Grant Date;

(c)	where the RSUs are comprised in two or more Tranches, the number of RSUs in each Tranche;

(d)	the Vesting Period;

(e)	other terms and conditions (if any) as determined by the Board.
2.3	Restrictions on dealing with RSUs

A Participant may not sell, assign, transfer or otherwise deal with, or grant a Security Interest over, an RSU granted to the Participant. The RSU lapses immediately on purported sale, assignment, transfer, dealing or grant of

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Security Interest, unless the Board in its absolute discretion approves the dealing, or the transfer or transmission is effected by force of law on death or legal incapacity to the Participant’s legal personal representative.

3	Register of RSUs

Unless the Board determines otherwise, RSUs granted under these rules (and Shares or CUFS issued on their vesting) will be registered in the appropriate register of the Company.

4	Operation of RSUs

4.1	Terms and Conditions

Unless otherwise prohibited from doing so under this paragraph 4, a Participant may be granted a Participant’s RSU in accordance with the Terms and Conditions of RSU Grant.

No consideration will be payable on the grant of an RSU unless otherwise specified in the Terms and Conditions of RSU Grant.

4.2	Vesting Conditions

Subject to paragraph 6, if an RSU is subject to a Vesting Condition, it may not vest unless all Vesting Conditions are satisfied (and in any situation referred to in paragraph 4.3(b)(i), is satisfied at the time of death or other cessation of employment).

4.3	Vesting date

An RSU will vest only on or after:
(a)	the Prescribed Vesting Date for the RSU; or

(b)	any earlier date on which the RSU vests:
(i)	under this paragraph 4 dealing with the Participant’s death or otherwise ceasing to be employed by a Group Company, and with situations where the employer ceases to be a Group Company or the business in which the Participant is employed is transferred; or

(ii)	under paragraph 6 dealing with takeover bids, change of control, court orders, Reorganisation and winding up.
4.4	RSU will lapse earlier on death or cessation of employment

Unless an RSU vests at an earlier date or the Terms and Conditions of RSU Grant provide otherwise, in the event of death, Retirement, Redundancy, Separation or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.9 by the Participant, a pro-rata number of the Participant’s unvested RSUs will lapse automatically on the relevant day, calculated based on the formula:

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D = C x (A / B)

Where:
A = the number of months from the relevant event to, depending on the type of RSU, the date of vesting (for RSUs with time vesting) or the first testing date (for RSUs with a performance hurdle);

B = depending on the type of RSU, the vesting period (for RSUs with time vesting) or the number of months from the date the RSU was granted until the first testing date (for RSUs with a performance hurdle);

C = the number of RSUs in the relevant tranche; and

D = the number of RSUs which lapse automatically.
Unless the remaining RSUs vest at an earlier date or the Terms and Conditions of RSU Grant provide otherwise, a Participant’s remaining RSUs will lapse on the earlier of:
(a)	the expiry of 24 months after the Participant’s death, or the Participant ceases to be employed by a Group Company by reason of Retirement or permanent disability; and

(b)	the date they would have expired had the Participant remained employed, provided that if the Board issues a notice under paragraph 4.5 or 4.6 advising the Participant that a RSU has lapsed, the RSU is deemed to have lapsed on the date of death or cessation of employment (as the case may be) and the Company has no obligation to issue the Shares to which the RSU relates following any purported vesting of the RSU.

4.5	Vesting of RSUs on Participant’s death

If a Participant dies before an RSU vests, at a time when the individual:
(a)	is still an employee of a Group Company; or

(b)	having ceased to be employed by a Group Company, falls within the terms of paragraph 4.6, then (subject to the other provisions of this paragraph 4):
(c)	the Participant may be entitled to the vesting of an RSU at any time from the date of death until it lapses pursuant to paragraph 4.4, except a RSU is deemed to have lapsed on the date of death where the Board reasonably determines and provides notice to the Participant in writing that the RSU has lapsed and the Company has no obligation to issue the Shares to which the RSU relates; or

(d)	if permitted by the Board in writing, an RSU that is not a Vested RSU may vest at any time from the date of death until it lapses.

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4.6	Vesting of an RSU on ceasing to be employed by a Group Company

If a Participant ceases to be employed by a Group Company (other than by reason of his or her death), then (subject to the other provisions of this paragraph 4):
(a)	if the employment ceases by reason of Retirement, Redundancy, Separation or in the circumstances set out in paragraph 4.7 or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.9:
(i)	the Participant may be entitled to a Vested RSU at any time from the date of cessation of employment until it lapses pursuant to paragraph 4.4, except a RSU is deemed to have lapsed on the date of cessation of employment where the Board reasonably determines and provides notice to the Participant in writing that the RSU has lapsed and the Company has no obligation to issue the Shares to which the RSU relates following any purported vesting of the RSU; or

(ii)	then if permitted by the Board in writing, a RSU that is not a Vested RSU may vest from the date of cessation of employment until it lapses; or
(b)	if the employment ceases for a reason other than Retirement, Redundancy, Separation or in the circumstances set out in paragraph 4.7 or otherwise for termination by the relevant Group Company other than in circumstances set out in paragraph 4.9 any unvested RSU will lapse automatically.
4.6A	Lapsed RSUs do not vest

Notwithstanding any other provisions of these rules, a RSU which has lapsed will not vest.

4.7	Individual not treated as ceasing to be an employee

For the purposes of this paragraph 4 and subject to paragraph 4.8, a Participant is not treated as ceasing to be an employee of a Group Company if the individual is no longer an employee of any Group Company because:
(a)	the individual’s employer ceases to be a Group Company, whether or not, after the cessation, the individual remains an employee of that employer; or

(b)	the individual is an employee of a business that is transferred to a person that is not a Group Company.
4.8	RSU lapses if employer ceases to be a Group Company or on change in ownership of business

If a Participant is no longer an employee of a Group Company because of the occurrence of either of the circumstances set out in paragraph 4.7(a) or (b), the Participant’s RSUs lapse on the basis set out in paragraph 4.4, as if the applicable circumstance in paragraph 4.7(a) or (b) was the death, Retirement,

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Redundancy, Separation or other termination of the Participant’s employment by the relevant Group Company.
4.9	RSU may lapse in the case of fraud, dishonesty or voluntary resignation

If a Participant:
(a)	in the opinion of the Board has committed (or it is evident the Participant intends to commit), any act (whether by omission or commission) which amounts or would amount to any of dishonesty, fraud, wilful misconduct, wilful breach of duty, serious and wilful negligence or incompetence in the performance of the Participant’s duties; or

(b)	in the opinion of the Board is convicted of a criminal offence (other than a minor motor traffic offence or other trivial offence which does not impact on the Participant’s good fame and character or ability to perform his/her duties) or is guilty of any other wilful or recklessly indifferent conduct which, in the reasonable opinion of the Board, may injure or tend to injure the reputation and/or the business or operations of a Group Company; or

(c)	resigns voluntarily from a Group Company,
the Board may declare that any unvested RSU has lapsed, and the RSU lapses accordingly.
4.10	No vesting of RSU on bankruptcy

It is a condition precedent to the vesting of a RSU that if the Participant is an individual, the Participant is not bankrupt and has not committed an act of bankruptcy or, if the Participant is deceased, the Participant’s estate is not bankrupt or if the Participant is not an individual, the Participant is not insolvent or subject to a resolution or order for winding up.

4.11	Discretion to determine that RSU will not lapse

Notwithstanding any other paragraph in this Schedule 5, if a Participant ceases employment with the Company for any reason, or gives notice of their intention to cease employment with the Company, subject to the provisions in Schedule 6, if applicable, or the Company which employs a Participant ceases to be a Group Company for any reason, the Board or the Remuneration Committee may in its absolute discretion (on any conditions which it thinks fit) decide that some or all of the unvested RSUs held by the Participant do not lapse, but lapse at the time and subject to the conditions it may specify by notice to the Participant, which may include one or more of the following:
(a)	that the period to which any Vesting Condition relates is reduced to a period shorter than that which would otherwise apply;

(b)	that any Vesting Condition is waived or modified; and

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(c)	that a RSU which vests in accordance with the terms and conditions specified in the notice may vest within the period specified in paragraph 4.4 or any shorter period specified in the notice.
5	Delivery of Shares on vesting of RSUs

5.1	Issue or transfer

Subject to paragraphs 5.4 and 5.5 within 15 Business Days after the vesting of a Participant’s RSU, the Company will issue or transfer to the Participant the number of Shares comprised in each RSU (expressed to four decimal places) multiplied by the number of RSUs vested by that Participant rounded down to the nearest whole number of Shares. Subject to the Listing Rules, if a Participant requests that they are allocated CUFS in respect of the Shares to be issued or transferred, the Company will do everything practicable to promptly facilitate the issue of CUFS to the Participant in respect of those Shares.

5.2	Shares issued by the Company to rank pari passu

All Shares issued on the vesting of a Participant’s RSUs will rank pari passu in all respects with the Shares of the same class for the time being on issue except for any rights attaching to the Shares by reference to a record date prior to the date of their allotment.

5.3	Shares to be quoted on ASX

If Shares of the same class as those issued on the vesting of a Participant’s RSUs are quoted on the ASX, the Company will apply to the ASX as required by the Listing Rules for those Shares to be quoted.

5.4	Restriction as to dealing

Where the Shares referred to in paragraph 5.1 are subject (pursuant to the Terms and Conditions of RSU Grant) to any restriction as to disposal or other dealing by the Participant for any period, the Board may implement any procedure it deems appropriate that complies with Applicable Regulations to ensure compliance by the Participant with this restriction.

5.5	Participant’s agreement

By applying for and being granted RSUs under these rules, each Participant undertakes that while the Shares acquired by the Participant as a result of the vesting of RSUs are subject to any restriction procedure prescribed under paragraph 5.4, the Participant will not take any action or permit another person to take any action to remove the restriction procedure.

5.6	Expiry of restriction

Upon the expiry of any restriction over a Share, the Company will take all actions necessary to ensure that the Participant can deal with the Share.

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6	Takeover, Reorganisation and winding-up

6.1	RSUs may vest at a time earlier than the Prescribed Vesting Date

Subject to the provisions in Schedule 6, if applicable, if, under any of the following provisions of this paragraph 6 (in connection with a takeover bid, change of control, proposed Reorganisation or winding up) the Board, in its absolute discretion, gives notice that any or all of the Participant’s RSUs may vest as determined by the Board within a particular time, then, subject to the applicable provisions of paragraph 4 (except paragraph 4.2), the RSUs may vest within that time in addition to any other period during which the RSUs vest.

6.2	Change of control

If, pursuant to a takeover bid or otherwise, a Control Event occurs prior to vesting of RSUs:
(a)	the Board may determine in its absolute discretion, and subject to any conditions that it determines, that all or a portion of the RSUs have vested; and

(b)	any RSUs held by a participant which the Board has not accelerated so that they are vested following a Control Event will lapse, and the Participant will be treated as having never held any right or interest in those RSUs.
6.3	Compulsory acquisition, Reorganisation or winding up

If:
(a)	a person becomes bound or entitled to compulsorily acquire Shares under the Articles of Association or Applicable Regulations;

(b)	a Reorganisation is sanctioned by one or more of the following under the Articles of Association, Applicable Regulations or otherwise:
(i)	a court;

(ii)	a General Meeting or other meeting of holders of the Company’s securities; or

(iii)	a meeting of the Company’s creditors; or
(c)	the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company, then the Board may vest RSUs within a specified period of up to 30 days after the occurrence of the relevant event.

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7	Adjustment of RSUs

7.1	No bonus issue

Subject to the preceding paragraphs, during the currency of a Participant’s RSU and before its vests, the Participant is not entitled to participate in any bonus issue of Shares pro rata to shareholders of securities of the Company as a result of holding the RSU.

7.2	Sub-division, consolidation, reduction or return

If there is any reorganisation, including any subdivision, consolidation, reduction or return of the issued capital of the Company, the number of RSUs to which each Participant is entitled will be adjusted in the way specified by the Listing Rules for options from time to time.

7.3	No right to participate in new issues

Subject to the preceding paragraphs, during the currency of a Participant’s RSU and before its vests, the Participant is not entitled to participate in any new issue of securities of the Company as a result of holding the RSU.

7.4	Cumulation of adjustments

Full effect must be given to these paragraphs 7.1, 7.2 and 7.3 as and when occasions of their application arise and in such manner that the effects of the successive applications of them are cumulative, the intention being that the adjustments they progressively effect must be such as to reflect in relation to the Shares comprised in an RSU the adjustments which on the occasions in question are progressively effective in relation to Shares already on issue. All adjustment calculations are to be to four decimal places.

Unless otherwise provided in these rules, a Participant has no right to change the number of Shares over which the RSU vests.

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Schedule 6 — Provisions applicable only to U.S. Executives
1	General
(a)	Notwithstanding any provision of the Plan (including any Schedules thereto) or any Invitation to the contrary, the terms and conditions specified in this Schedule 5 shall apply to all Invitations for Options, Performance Rights, Performance Shares and/or Awards granted to each Participant who is a U.S. Executive at the time of the grant.

(b)	The provisions of this Schedule 6 incorporate the provisions of Schedules 1, 2, 3, 4 and 5 except that, in the event of any conflict between a term and/or condition of the Plan (or any Invitation) and this Schedule 6, the provisions of this Schedule 6 shall prevail to the extent of the conflict.
2	Options

2.1	Additional terms and conditions

The Board is authorized to grant Options to any U.S. Executive in accordance with Schedule 1 and including the following terms and conditions:
(a)	Exercise Price. The Exercise Price payable under an Option shall be determined by the Board, provided that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the Option. If the U.S. Executive owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the U.S. Revenue Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the U.S. Revenue Code, respectively) and an Incentive Stock Option is granted to such U.S. Executive, the Exercise Price of such Incentive Stock Option (to the extent required by the U.S. Revenue Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the Grant Date.

(b)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the U.S. Revenue Code. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the U.S. Revenue Code, unless the Executive has first requested, or consents to, the change that will result in such

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disqualification. Thus, if and to the extent required to comply with Section 422 of the U.S. Revenue Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(i)	Incentive Stock Options shall only be granted to a U.S. Executive of the Company who, on the Grant Date, is an employee of a Group Company.

(ii)	The Invitation shall specify that no disposition of the Shares acquired upon exercise of the Incentive Stock Option by the U.S. Executive shall be allowed within one year from the Prescribed Exercise Date and two years from the Grant Date.

(iii)	The Incentive Stock Option shall not be granted within 10 years from the Effective Date of the Plan, or the date the Plan is approved by the shareholders, whichever is earlier.

(iv)	The Incentive Stock Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if an U.S. Executive owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the U.S. Revenue Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the U.S. Revenue Code, respectively) and the Incentive Stock Option is granted to such U.S. Executive, the term of the Incentive Stock Option shall be (to the extent required by the U.S. Revenue Code at the time of the grant) for no more than five years from the date of grant.

(v)	The aggregate Fair Market Value (determined as of the Grant Date of the Incentive Stock Option) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the U.S. Revenue Code, respectively) that become exercisable for the first time by the U.S. Executive during any calendar year shall not (to the extent required by the U.S. Revenue Code at the time of the grant) exceed US$100,000.

(vi)	An Incentive Stock Option shall not be transferable by such U.S. Executive otherwise than by will or the laws of descent and distribution, and is exercisable, during the U.S. Executive’s lifetime, only by such U.S. Executive.

(vii)	An Incentive Stock Option shall not be exercisable more than three months after the U.S. Executive ceases to be employed by a Group Company. However, if such cessation is on account of the U.S. Executive’s disability (within the

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meaning of Section 22 of the U.S. Revenue Code), the three months shall be extended to 12 months.
2.2	Adjustments

Notwithstanding anything to the contrary, the Board shall not make any adjustments to Options under Section 7.2 of Schedule 2 that would cause any adverse tax treatment to any Participant under Section 409A of the U.S. Revenue Code or that would be in contravention of any U.S. securities laws or any rules and regulations under the New York Stock Exchange or any exchange on which the Shares of the Company are listed.

3	Performance Rights

3.1	Additional terms and conditions

The Board is authorized to grant Performance Rights to any U.S. Executive (which shall be treated as a grant of restricted stock to such U.S. Executive and governed by Section 83 of the U.S. Revenue Code) in accordance with Schedule 2 and including the following terms and conditions:
(a)	Grant and Restrictions. Performance Rights shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Board may impose, or as otherwise provided in this Plan, covering a period of time specified by the Board (the “Restriction Period”). The terms of any Invitation to apply for Performance Rights granted under the Plan shall contain provisions determined by the Board and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Invitation relating to Performance Rights, an U.S. Executive granted Performance Rights shall have all of the rights of a shareholder, including the right to vote the Shares underlying the Performance Rights and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Board). During the Restriction Period, the Performance Rights may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the U.S. Executive.

(b)	Certificates for Stock. Performance Rights granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Performance Rights are registered in the name of the U.S. Executive, the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance Rights, that the Company retain physical possession of the certificates, and that the U.S. Executive deliver a stock power to the Company, endorsed in blank, relating to the Performance Rights.

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(c)	Dividends and Splits. As a condition to the Invitation to apply for Performance Rights, the Board may require or permit an U.S. Executive to elect that any cash dividends paid on a Share underlying such Performance Rights be automatically reinvested in additional Performance Rights or applied to the purchase of additional Performance Rights under the Plan. Unless otherwise determined by the Board, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Performance Rights with respect to which such Shares or other property have been distributed.
4	Performance Shares

4.1	Terms and conditions

The Board is authorized to grant Performance Shares to any U.S. Executive. Any Performance Shares granted to a U.S. Executive shall be governed by the following provisions and those terms and conditions in Schedule 3 shall not be applicable to such grant (and, for the avoidance of doubt, any Performance Shares granted under this Schedule 5 shall not be held by the Trustee under the Trust established in relation to the Performance Share Plan):
(a)	Grants and Restrictions. The Board is authorized to grant Performance Shares to any U.S. Executive payable in cash, Shares, or other Performance Shares, on terms and conditions established by the Board, if and to the extent that the Board shall, in its sole discretion, determine that such Performance Shares shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Board upon the grant of each Performance Share. Except as may be provided in an Invitation for Performance Shares, Performance Shares will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Board and may be based upon the criteria set forth in paragraph 6.1(f) of this Schedule, or in the case of Performance Shares that the Board determines shall not be subject to paragraph 6.1(f) of this Schedule, any other criteria that the Board, in its sole discretion, shall determine should be used for that purpose. The number of Performance Shares to be distributed shall be conclusively determined by the Board. Performance Shares may be paid in Shares or in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Board, on a deferred basis.

(b)	Other Terms and Conditions. Unless otherwise determined by the Board on the Grant Date and in the Invitation, all other terms and conditions of Performance Shares granted to U.S. Executives shall be governed under Schedule 2, provided that “Performance Share” shall replace “Performance Right” in each such place that it appears in such Schedule 2.

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5	Awards and RSUs

5.1	Additional terms and conditions

The Board is authorized to grant Awards and RSUs to any U.S. Executive in accordance with Schedules 4 and 5, respectively, and including the following terms and conditions:
(a)	Compliance with Section 409A. Grants of Awards and/or RSUs under the Plan are intended to be exempt from the requirements of Section 409A by reason of the benefits hereunder constituting short-term deferrals within the meaning of applicable guidance issued under Section 409A, and to the extent administratively practicable, the Plan shall be construed in a manner consistent with the requirements for such exemption. If and to the extent that the grant of Awards and/or RSUs under the Plan are not deemed to qualify for the short-term deferral exception, then the Plan and any Invitations for Awards and/or RSUs granted pursuant to the Plan shall be construed in a manner consistent with the requirements of Section 409A, and the Committee may amend the Plan and/or any such Invitations to the extent necessary or appropriate to comply with those requirements, without obtaining shareholder or Participant approval.
6	Certain Provisions Applicable to Options, Performance Rights, Performance Shares, Awards and RSUs

Each Option, Performance Right, Performance Share, Award and RSU granted to a U.S. Executive shall be subject to the following additional provisions:
(a)	Term. The term of each Option, Performance Right, Performance Share, Award and RSU shall be for such period as may be determined by the Board; provided that in no event shall the term exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the U.S. Revenue Code).

(b)	Time and Method of Exercise. The Board shall determine the time or times at which or the circumstances under which an Option, Performance Right, Performance Shares or an RSU may be withdrawn and/or Award may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which such Option, Performance Right, Performance Share, Award and/or RSU shall cease to be or become exercisable or withdrawn (as the case may be) following a Participant ceasing to be employed by a Group Company or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Option, Performance Right, Performance Share, Award and/or

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RSU), other Options, Performance Rights, Performance Shares, Awards and/or RSUs granted under other plans of the Company or a Group Company, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(c)	Form and Timing of Payment. Subject to the terms of the Plan and any applicable Invitation, payments to be made by the Company upon the exercise or settlement of an Option, Performance Right, Performance Share, Award and RSU may be made in such forms as the Board shall determine, including, without limitation, cash, Shares, other Invitations or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the New York Stock Exchange or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the New York Stock Exchange or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Option, Performance Right, Performance Share, Award and RSU may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events (in addition to a Change in Control) subject to compliance with section 409A of the Code, if applicable. Installment or deferred payments may be required by the Board or permitted at the election of the Executive on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Options, Performance Rights, Performance Shares, Awards and RSUs to (and/or any other transactions pursuant to the Plan with) an Executive who is subject to Section 16 of the U.S. Exchange Act, shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Executive). Accordingly, if any provision of this Plan or any Invitation does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Executive shall avoid liability under Section 16(b).

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(e)	U.S. Revenue Code Section 409A. If and to the extent that the Board believes that the Plan and/or any Invitations for Options, Performance Rights, Performance Shares, Awards and RSUs may constitute a “nonqualified deferred compensation plan” under Section 409A of the U.S. Revenue Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and those provisions (and /or the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the U.S. Revenue Code, and the Board, in its sole discretion and without the consent of any U.S. Executive, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Board determines necessary or appropriate to comply with the applicable requirements of Section 409A of the U.S. Revenue Code.

(f)	U.S. Revenue Code Section 162(m) Provisions.
(i)	Covered Employees. The Committee, in its discretion, may determine at the time an Option, Performance Right, Performance Share, Award or RSU is granted to an Executive who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Option, Performance Right, Performance Share, Award or RSU, a “Covered Employee,” that the provisions of this Section 6.1(e) shall be applicable to such Option, Performance Right, Performance Share, Award or RSU.

(ii)	Performance Criteria. If an Option, Performance Right, Performance Share, Award or RSU is subject to this Section 6.1(e), then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the U.S. Revenue Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, or for business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Options, Performance Rights, Performance Shares, Awards and RSUs: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and

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excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) and/or the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(iii)	Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under U.S. Revenue Code Section 162(m).

(iv)	Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Options, Performance Rights, Performance Shares, Awards or RSUs subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Option, Performance Right, Performance Share, Award or RSU subject to this Section 6.1(e). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of the Executive’s employment prior to the end of a Performance Period or exercise or settlement of Options, Performance Rights, Performance Shares, Awards or RSUs.

(v)	Committee Certification. No Executive shall receive any payment under the Plan that is subject to this Section 6.1(e)

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unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under U.S. Revenue Code Section 162(m).

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